Exhibit 10.1
CONSOLIDATED MERGER AGREEMENT

THIS CONSOLIDATED MERGER AGREEMENT (this “Agreement”), is entered into as of March 20, 2014, by and among:

Placer Creek Mining Company, an Idaho corporation (“Placer Creek”);

Placer Creek of Nevada, Inc., a Nevada corporation and wholly owned subsidiary of Placer Creek (the “Surviving Corporation”);

Digi Outdoor Media Inc., a Nevada corporation (“Digi Outdoor”);

Silver Verde May Mining Company, an Idaho corporation and the holder of seventy-seven and nine-tenths percent (77.9%) of the common stock of Placer Creek (“Silver Verde”); and

Donald MacCord, an individual and the holder of thirty-eight percent (38%) of the membership units of Digi Holdings LLC, a Nevada limited liability company that is the ultimate parent of Digi Outdoor (“MacCord”).

R E C I T A L S

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with Chapter 92A of the Nevada Revised Statutes, Placer Creek, Digi Outdoor and the Surviving Corporation will enter into a business combination transaction pursuant to which (i) Placer Creek will merge with and into the Surviving Corporation (the “Placer Creek Merger”), and (ii) Digi Outdoor will merge with and into the Surviving Corporation (the “Digi Outdoor Merger”, and collectively with the Placer Creek Merger, the “Mergers”) with the Surviving Corporation being the surviving corporation of the Mergers; and

WHEREAS, this Agreement and the Mergers have been adopted and approved by the respective Boards of Directors and shareholders of Placer Creek, Digi Outdoor, and the Surviving Corporation, to the extent such approval is required;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Placer Creek, Digi Outdoor, the Surviving Corporation, Silver Verde and MacCord hereby agree as follows:

ARTICLE I
THE MERGERS

Section 1.1 The Mergers.

(a) Placer Creek Merger.  At the Effective Time (as hereafter defined) and subject to the terms and upon the conditions of this Agreement, Placer Creek shall merge with and into the Surviving Corporation in accordance with the provisions of Chapter 1, Title 30 of the Idaho Code and Chapter 92A of the Nevada Revised Statutes, the separate corporate existence of Placer Creek shall cease, and the Surviving Corporation shall continue as the surviving corporation.

(b) Digi Outdoor Merger.  At the Effective Time and subject to the terms and upon the conditions of this Agreement, Digi Outdoor shall merge with and into the Surviving Corporation in accordance with the provisions of Chapter 92A of the Nevada Revised Statutes, the separate corporate existence of Digi Outdoor shall cease, and the Surviving Corporation shall continue as the surviving corporation.

(c) Effective Time of Mergers.  The “Effective Time” shall occur upon the filing with the Secretary of State of the State of Nevada of a plan of merger and articles of merger for the Placer Creek Merger and the Digi Outdoor Merger (together, the “Articles of Merger”) in substance reflecting such terms of this Agreement as are required to be set forth therein and reasonably acceptable to Placer Creek and Digi Outdoor and executed in accordance with the applicable provisions of Chapter 1, Title 30 of the Idaho Code and Chapter 92A of the Nevada Revised Statutes, or at such later time as may be agreed to by Placer Creek and Digi Outdoor and specified in the Articles of Merger.  Subject to and upon the terms and conditions of this Agreement, the parties will cause the Articles of Merger to be filed with the Secretary of State of the State of Nevada at the Closing as described in Section 1.2 below.

Section 1.2 The Closing.

  The closing of each of the Mergers (the “Closing”) shall take place concurrently at the offices of Fifth Avenue Law Group PLLC, 701 Fifth Avenue, Seattle WA 98104, immediately prior to the Effective Time and as soon as reasonably practicable but no later than five (5) business days following the satisfaction or waiver of all conditions to closing set forth in Article V, unless another date or place is agreed to in writing by Placer Creek and Digi Outdoor.  The date on which the Closing occurs is referred to herein as the “Closing Date”.

Section 1.3 Effects of the Mergers.

(a) The Mergers shall have the effects provided in this Agreement, the Articles of Merger, and as set forth in the applicable provisions of Chapter 1, Title 30 of the Idaho Code and Chapter 92A of the Nevada Revised Statutes.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of Placer Creek and Digi Outdoor then existing shall vest in the Surviving Corporation, and all debts, liabilities and duties of Placer Creek and Digi Outdoor shall become the debts, liabilities and duties of the Surviving Corporation.

(b) At the Effective Time, the Articles of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that at the Effective Time, Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows:  “The name of this corporation is Digi Outdoor Media, Inc.”

(c) At the Effective Time, the Bylaws of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be and remain the Bylaws of the Surviving Corporation until thereafter amended as provided by applicable law, the Bylaws of the Surviving Corporation.

(d) Michael Lavigne, the sole officer and director of the Surviving Corporation immediately prior to the Effective Time shall resign as an officer of the Surviving Corporation (but remain as a director), and new officers will be appointed by the directors of the Surviving Corporation.  The directors of the Surviving Corporation will be Michael Lavigne, Donald MacCord, Dale Rasmussen, and Shannon Doyle, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Section 1.4 Conversion of Securities.

  At the Effective Time, by virtue of the Mergers and without any further action on the part of Placer Creek, Digi Outdoor, the Surviving Corporation, or the holders of any of the following securities:

(a) Each share of Placer Creek common stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be cancelled and shall, subject to the terms and conditions of this Agreement, be converted automatically into 502/10,000th (0.0502) of one share of common stock of the Surviving Corporation.  To the extent the effect of the foregoing sentence results in partial shares of common stock of the Surviving Corporation, the number of shares issued to each shareholder of Placer Creek shall be rounded up to the next whole share.

(b) Each share of Placer Creek common stock held in the treasury of Placer Creek, if any, immediately prior to the Effective Time shall be canceled without any conversion thereof, and no payment or distribution shall be made with respect thereto.

(c)           Each ten (10) shares of Digi Outdoor common stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be cancelled and shall, subject to the terms and conditions of this Agreement, be converted automatically into nine (9) shares of common stock of the Surviving Corporation.

Section 1.5 Dissenting Shares.

(a) Notwithstanding any other provision of this Agreement to the contrary, shares of Placer Creek common stock that have not been voted in favor of adoption of this Agreement and with respect to which a notice of intent to demand payment has been properly made in accordance with Chapter 1, Title 30 of the Idaho Code (the “Placer Creek Dissenting Shares”), will not be converted into shares of the Surviving Corporation after the Effective Time but will be converted into the right to receive such consideration as may be determined to be due with respect to such Placer Creek Dissenting Shares pursuant to the provisions of Part 13 of Chapter 1, Title 30 of the Idaho Code.

(b) Notwithstanding any other provision of this Agreement to the contrary, shares of Digi Outdoor common stock that have not been voted in favor of adoption of this Agreement and with respect to which a notice of intent to demand payment has been properly made in accordance with Chapter 92A of the Nevada Revised Statutes (the “Digi Outdoor Dissenting Shares”), will not be converted into shares of the Surviving Corporation after the Effective Time but will be converted into the right to receive such consideration as may be determined to be due with respect to such Digi Outdoor Dissenting Shares pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes.

(c) If a holder of either Placer Creek Dissenting Shares or Digi Outdoor Dissenting Shares (each a “Dissenting Shareholder”) withdraws such holder’s demand for such payment or becomes ineligible for such payment then, as of the Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder’s Dissenting Shares will cease to be Dissenting Shares and will be converted into the right to receive, and will, subject to the terms and conditions of this Agreement, be exchangeable for, the consideration into which such Dissenting Shares would have been converted pursuant to this Agreement.

Section 1.6 Further Assurances.

  If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, or assets of either Placer Creek or Digi Outdoor, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of each of Placer Creek and Digi Outdoor, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Placer Creek and Digi Outdoor, all such other actions and things as the Board of Directors of the Surviving Corporation may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the intent and purposes of this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES REGARDING PLACER CREEK

Placer Creek and Silver Verde, jointly and severally, represent and warrant to the Surviving Corporation as of the date of this Agreement and as of the Closing Date as follows:

Section 2.1 Corporate Existence and Power.

  Placer Creek is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all corporate power and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as conducted, and to own or lease the properties and assets it owns or leases.  Placer Creek is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, including foreign countries, where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Placer Creek has delivered to the Surviving Corporation true and complete copies of (i) the articles of incorporation and bylaws of Placer Creek as currently in effect, and all amendments thereto; (ii) all minutes reflecting all board, board committee or shareholder meetings and actions since January 1, 2011, and all stock ledgers of Placer Creek; and (iii) all documents filed with any state authority with respect to any merger or consolidation or reincorporation in which Placer Creek has been a participant during the past ten years.  Except for Evolution Mining Company, which is a subsidiary of Placer Creek, Placer Creek does not have any direct or indirect equity interest, or any right to acquire any equity interest in, any other Person.  Section 2.1 of the Disclosure Schedule sets forth a true and complete list of the names and titles of the current officers and directors of Placer Creek.

Section 2.2 Corporate Authorization; Binding Effect; Vote Required; Board Authorization.

  The Board of Directors of Placer Creek has duly (i) declared the Placer Creek Merger advisable and fair to and in the best interest of Placer Creek and its shareholders; (ii) approved the Placer Creek Merger, this Agreement and the Transaction Documents to which Placer Creek is a party in accordance with applicable provisions of the Idaho Code; (iii) resolved to recommend the adoption of the Placer Creek Merger and this Agreement by its shareholders; (iv) directed that this Agreement be submitted to the shareholders for approval and adoption; and (v) taken all corporate action required to be taken by the Board of Directors to adopt this Agreement, the Transaction Documents to which Placer Creek is a party, and to authorize the consummation of the Placer Creek Merger.  Such actions by the Board of Directors of Placer Creek constitute approval by such corporation of the Placer Creek Merger and the Transaction Documents for all purposes under the Idaho Code.  No additional corporate proceedings on the part of Placer Creek are necessary to approve this Agreement or the Transaction Documents or to authorize the consummation of the Placer Creek Merger, other than the approval of Placer Creek’s shareholders holding at least a majority of the outstanding common stock.  Placer Creek has all requisite power and authority to enter into this Agreement and the Transaction Documents to which it is a party, and to consummate the Placer Creek Merger.  The execution and delivery by Placer Creek of this Agreement and the Transaction Documents to which it is a party, and the consummation of the Placer Creek Merger, have been duly authorized by all necessary corporate action.  This Agreement and the Transaction Documents to which Placer Creek is a party have been duly executed and delivered by Placer Creek, and constitute valid and binding obligations of Placer Creek enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

Section 2.3 Governmental Authorization and Consents.

  Except for those consents, approvals, authorizations, filings or notices set forth in Section 2.3 of the Disclosure Schedule or consents or approvals of parties to contracts that are not material contracts, no consent, approval or authorization of, filing with, or notice to, any governmental authority or any lenders, lessors, creditors, shareholders or any other Person, is required by Placer Creek or its shareholders in connection with the execution, delivery and performance by Placer Creek of this Agreement or any Transaction Document and the consummation by Placer Creek of the Placer Creek Merger.  The failure to obtain any required consent or approval under contracts that are not Material Contracts will not, individually or in the aggregate, result in any material harm to Placer Creek.

Section 2.4 Non-Contravention.

  The execution and delivery of the Transaction Documents by Placer Creek, the performance by Placer Creek of its obligations hereunder and thereunder, and the consummation of the Placer Creek Merger, do not and will not: (i) contravene or conflict with the articles of incorporation or bylaws of Placer Creek; (ii) assuming compliance with the matters referred to in Section 2.3, contravene or conflict with any applicable provision of any law, regulation, rule, judgment, injunction, order or decree binding upon or applicable to Placer Creek or any of its shareholders; (iii) except as set forth in Section 2.3 of the Disclosure Schedule, require notice, consent or approval or constitute a default under, or impair or alter the rights of Placer Creek or any third party under any Material Contract, or give rise to a right of termination, cancellation, amendment or acceleration of any right or obligation of Placer Creek or to a loss of any benefit to which Placer Creek is entitled under any provision of any Material Contract binding upon Placer Creek or by which any of its assets or properties may be bound or subject, or any license, franchise, permit or other similar authorization held by Placer Creek; or (iv) result in the creation or imposition of any Lien, other than Permitted Liens, on any assets or properties of Placer Creek.  For purposes of this Agreement, “Lien” means, with respect to any asset of any party hereto, any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on use, title or transfer of any nature whatsoever.

Section 2.5 Capitalization.

(a) The authorized capital stock of Placer Creek consists solely of Twenty Million (20,000,000) shares of common stock, par value $0.10 per share, of which 19,929,798 shares are issued and outstanding.  All issued and outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable, and Placer Creek has no other authorized, issued or outstanding class of capital stock.  Section 2.5(a) of the Disclosure Schedule sets forth a complete and accurate list of Placer Creek’s shareholders, together with the number and type of shares of stock held by each such Person.  There are no options, warrants, calls, convertible securities, exchangeable securities, rights, puts, commitments, subscriptions or agreements to which Placer Creek is a party or by which it is bound obligating it to issue any additional shares of capital stock or any security exchangeable for or convertible into any shares of capital stock of Placer Creek, and there are no outstanding or authorized stock appreciation, phantom stock or other similar rights with respect to Placer Creek.  Each outstanding share of capital stock of Placer Creek is free and clear of Liens except for Liens in favor of Placer Creek that will be satisfied at the Closing.  The rights, preferences, privileges, limitations and other terms of the capital stock of Placer Creek are as set forth in its Articles of Incorporation, including the amendments thereto dated June 16, 2004, December 19, 1991, November xx, 1982 and November 22, 1966.  All outstanding shares of Placer Creek’s common stock were issued in compliance with applicable securities laws in all material respects, and were not issued in violation of any preemptive or similar right.  There are no voting trusts or other agreements or understandings to which Placer Creek or any of its shareholders is a party with respect to the voting of the capital stock or other equity interests of Placer Creek.  Placer Creek’s stock ledger, which is accurately and completely set forth in Section 2.5 of the Disclosure Schedule, is the sole, complete and accurate source reflecting ownership of Placer Creek’s common stock.

(b) Section 2.5(b) of the Disclosure Schedule sets forth the name and jurisdiction of organization of each subsidiary of Placer Creek, a chart showing the organizational structure of Placer Creek and each of its subsidiaries, and the authorized and outstanding shares of capital stock, partnership interests or other equity interests of each subsidiary (the “Placer Creek Subsidiary Shares”).  The Placer Creek Subsidiary Shares have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with applicable securities laws in all material respects.  Except as disclosed in Section 2.5(b) of the Disclosure Schedule, there are no options, warrants, calls, convertible securities, exchangeable securities, rights, puts, commitments, subscriptions or agreements to which Placer Creek or any of its subsidiaries is a party or by which they are bound obligating any such subsidiary to issue any additional Placer Creek Subsidiary Shares or any security convertible into or exchangeable for any Placer Creek Subsidiary Shares.  Other than the subsidiaries or as otherwise disclosed in Section 2.5(b) of the Disclosure Schedule, Placer Creek does not own or control, directly or indirectly, any equity interest in any other Person and is not a participant, directly or indirectly, in any joint venture, partnership, or similar arrangement.  The Placer Creek Subsidiary Shares set forth in Section 2.5(b) of the Disclosure Schedule constitute all the issued and outstanding equity interests in the subsidiaries and, except as set forth in Section 2.5(b) of the Disclosure Schedule, are owned of record and beneficially, directly or indirectly, solely by Placer Creek, free and clear of all Liens.  There are no obligations of Placer Creek or any of its subsidiaries to repurchase, redeem or otherwise acquire securities of Placer Creek or any subsidiary thereof, or to provide funds to make any investment, whether in the form of a loan, capital contribution or otherwise, in any Person.

Section 2.6 Trade Names.

  Except as set forth in Section 2.6 of the Disclosure Schedule, Placer Creek does not have any trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.

Section 2.7 Title to Properties; Absence of Liens; Sufficiency of Assets.

(a) Placer Creek has good, valid, and marketable title to or, in the case of leased property and assets, valid and subsisting leasehold interests in, all of its assets and property, whether real personal, mixed, tangible or intangible, including, without limitation, all of the assets and properties reflected in Placer Creek’s unaudited Financial Statements dated December 31, 2013, free and clear of all Liens, except: (i) as set forth in Section 2.7(a) of the Disclosure Schedule; (ii) Liens for taxes not yet due and payable or which Placer Creek is contesting in good faith and for which adequate reserves have been established; (iii) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice, not yet delinquent (collectively, “Permitted Liens”).

(b) The assets and property owned or leased by Placer Creek: (i) constitute all of the property and assets used or held for use in connection with the business of Placer Creek; (ii) constitute all of the property and assets necessary to conduct such business as currently conducted by Placer Creek; (iii) are in good operating condition and repair (normal wear and tear excepted); and (iv) are adequate for the uses to which they are being put.

Section 2.8 Financial Statements; Related Information.

(a) A correct and complete copy of Placer Creek’s audited financial statements, together with the related auditor’s reports thereon, for the fiscal year ended December 31, 2012 (the “Audited Financial Statements”) and the unaudited profit and loss statement and balance sheet prepared by management for the fiscal year ended December 31, 2013 (the “Interim Financial Statements”) (the Interim Financial Statements and Audited Financial Statements are collectively referred to as the “Financial Statements”) are attached to Section 2.8(a) of the Disclosure Schedule.  The Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout all periods involved, and fairly present, the financial position and the results of operations and cash flows of Placer Creek and each of its subsidiaries on a consolidated basis, in each case as of the dates and for the periods referred to therein, subject, in the case of the Interim Financial Statements, to (i) normally recurring year-end adjustments in accordance with Placer Creek and each of its subsidiaries’ ordinary course of business consistent with past practices which are not material either individually or in the aggregate; and (ii) the absence of footnote disclosures.

(b) Reserves for warranty claims, liabilities and bad debts reflect all facts and circumstances which were known, or should have been known after a reasonable inquiry which a reasonably prudent person would conduct, to the management of Placer Creek as of each date such financial statements were finalized.

(c) Placer Creek has not entered into any off balance sheet financial arrangement, including any transaction involving a hedge or derivative financial instrument.

(d) The accounts receivable balance reflected in the Audited Financial Statements and Interim Financial Statements includes all revenue earned but not collected and revenue not realized for at risk accounts receivable.  Revenue is equal to invoiced plus unbilled revenues less deferred revenues.

(e) The net property and equipment balance reflected in the Audited Financial Statements and Interim Financial Statements represents the sum of all personal property and assets that are owned by Placer Creek and not fully depreciated, and any depreciation with respect to such assets has been made in accordance with GAAP as historically applied by Placer Creek on a consistent basis.

Section 2.9 Absence of Certain Changes.

  Since January 1, 2013, Placer Creek has conducted its business in the ordinary course consistent with past practice, including making all payments and discharging all commitments and, except as disclosed in Section 2.9 of the Disclosure Schedule, there has not been:

(a) any event, occurrence, development of a state of circumstances or facts, or change in the business, properties, assets, prospects, operations or condition (financial or otherwise) of Placer Creek which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect and, to Placer Creek’s or Silver Verde’s knowledge, no such event, occurrence, development or change is threatened;

(b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Placer Creek; or any repurchase, redemption or other acquisition by Placer Creek of any outstanding shares of capital stock or other securities of, or other ownership interests in, Placer Creek, other than payments on pre-existing redemption obligations;

(c) any sale, lease, license or other disposition of material assets or property of Placer Creek;

(d) any amendment of any term of any outstanding security of Placer Creek;

(e) any incurrence, assumption or guarantee by Placer Creek of any indebtedness for borrowed money or entry into any capital lease;

(f) any creation or assumption by Placer Creek of any Lien (other than Permitted Liens) on any asset;

(g) any extension of a loan, advance or capital contribution to or investment in any Person, excluding any advance to any employee not in excess of $5,000 made in the ordinary course of business consistent with past practices relating solely to advancement of travel and other business expenses;

(h) any material condemnation, seizure, damage, destruction or other casualty loss (whether or not covered by insurance) affecting the assets, properties, business, prospects, operations or condition (financial or otherwise) of Placer Creek and, to Placer Creek’s or Silver Verde’s knowledge, no such loss is threatened;

(i) any change in any method of accounting or accounting practice by the Placer Creek;

(j) any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment that, individually or in the aggregate, involve payments in excess of Fifty Thousand Dollars (USD $50,000);

(k) any incurrence by Placer Creek of any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise);

(l) any payment, discharge or satisfaction of any material claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Financial Statements; or

(m) any agreement, whether in writing or otherwise, to take any action described in this Section 2.9.

Section 2.10 Material Contracts.

(a) Except as disclosed in the corresponding subsection of Section 2.10(a) of the Disclosure Schedule, Placer Creek is not a party to or bound by any of the following (whether oral or written):

(i) any lease for real property or for personal property providing for annual expenditures of $50,000 or more or aggregate expenditures of $100,000 or more;

(ii) any agreement (a) that requires the purchase or license of materials, software, supplies, goods, services, equipment or other assets providing for either annual payments of $50,000 or more under such agreement or aggregate payments of $100,000 or more under such agreement, or which contains any exclusivity provision and involves a commitment to purchase at least $50,000 in the aggregate; and (b) that continues for a period of more than twelve (12) months (unless it can be terminated at Placer Creek’s convenience without premium or penalty);

(iii) any agreement relating to the (a) acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise), or (b) acquisition or disposition of a material amount of assets outside the ordinary course of business;

(iv) any agreement relating to indebtedness for borrowed money, capital lease obligation, or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), or the making of a loan by Placer Creek;

(v) any agreement that limits the freedom of Placer Creek to compete in any line of business, in any market or customer segment, or with any Person;

(vi) any agreement containing any right of first refusal or right of first negotiation that is material to Placer Creek;

(vii) any agreement under which Placer Creek agrees to indemnify any party other than in the ordinary course of business or in which Placer Creek agrees to indemnify any Person for consequential or incidental damages or lost profits;

(viii) any contract or other agreement with any current or former officer, director, employee, consultant, agent or other representative or any agreement or understanding pursuant to which Placer Creek is liable for any severance or termination pay or obligations in excess of statutorily required payments (such as for accrued vacation where required by applicable law);

(ix) any contracts or other agreements for the sale of a material amount of assets or properties other than in the ordinary course of business, or the grant to any Person of any preferential rights to purchase any material amount of the assets or properties of Placer Creek;

(x) any contract or agreement to provide goods or services to any Person on a preferential or most-favored basis; and

(xi) any other agreement or series of related agreements, which, individually or in the aggregate, is material to Placer Creek on a consolidated basis.

(b) Each agreement, contract, plan, lease, arrangement or commitment disclosed in Section 2.10(a) of the Disclosure Schedule (each a “Material Contract”) constitutes a valid and binding obligation of Placer Creek, and is in full force and effect.  Each Material Contract is enforceable against Placer Creek and the other parties thereto in accordance with its terms, subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding at equity or at law), and except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors’ rights.  Placer Creek has paid in full all amounts due under the Material Contracts which are due and payable or accrued in accordance with GAAP as consistently applied (and has recognized revenues due from others thereunder in accordance with GAAP as consistently applied), and has satisfied in full or provided for all of its liabilities and obligations under the Material Contracts which are required to be performed, except amounts or liabilities disputed in good faith by Placer Creek (or a subsidiary, as applicable), for which adequate reserves have been set aside.  Neither Placer Creek nor any other party to Placer Creek’s or Silver Verde’s knowledge, is in default under or in breach of any Material Contract, and to Placer Creek’s and Silver Verde’s knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would (i) constitute a default or breach thereunder; (ii) impair or alter the rights of Placer Creek or any third party; (iii) give rise to a right of termination, cancellation, amendment or acceleration; or (iv) result in the creation or imposition of any Lien (other than a Permitted Lien) on any assets or properties of Placer Creek.

(c) To Placer Creek’s and Silver Verde’s knowledge, no Person intends to terminate (whether for cause or convenience) or default under any Material Contract before the expiration of its stated term, if any; and, in the case of Material Contracts for which renewal is contemplated, no Person intends not to renew such contract.  Except as set forth in Section 2.10(c) of the Disclosure Schedule, to Placer Creek’s and Silver Verde’s knowledge, no claim for non-performance of any Material Contract is pending and no such claim has been threatened in writing.  There are no pending renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable under any Material Contract, and no Person has requested any such renegotiation in writing.

(d) Section 2.10(d) of the Disclosure Schedule lists all outstanding proposals of Placer Creek with an estimated annual value greater than $50,000 or aggregate value greater than $100,000 (“Material Outstanding Proposals”).  True and complete copies of all Material Contracts and Material Outstanding Proposals, in each case as amended to date, have been delivered to the Surviving Corporation.

Section 2.11 No Undisclosed Liabilities.

  There are no material liabilities of Placer Creek of any kind whatsoever (whether accrued or unaccrued, actual or contingent, matured or unmatured, conditional or absolute, determined, determinable, unliquidated or otherwise), and there are no existing conditions, situations or circumstances which, individually or in the aggregate, reasonably could be expected to result in such a liability or obligation, other than:

(a) liabilities or obligations to the extent disclosed or provided for in the Interim Financial Statements; and

(b) liabilities to the extent disclosed in Section 2.12 of the Disclosure Schedule.

The reserves reflected in the Interim Financial Statements are adequate, appropriate and reasonable, and have been calculated in a consistent manner.

Section 2.12 Litigation.

  Except as set forth in Section 2.12 of the Disclosure Schedule, there is no action, suit, written notice of investigation, or proceeding pending against or, to the knowledge of Placer Creek or Silver Verde, threatened against or affecting Placer Creek or any of its officers or directors in such capacity before any court or arbitrator or any governmental body, agency or official, nor, to the knowledge of Placer Creek or Silver Verde, is there any valid basis for any such action, suit, investigation or proceeding.  Placer Creek is not subject to any judgment, order or decree.

Section 2.13 Compliance with Laws and Court Orders.

  Placer Creek is in compliance in all material respects with all applicable laws, orders or other requirements of a governmental authority applicable to its business, properties, assets and operations.  Placer Creek has not been given notice of any alleged violation or non-compliance of any such law, order or requirement.  To the knowledge of Placer Creek and Silver Verde, Placer Creek is not and has not been under investigation with respect to or been threatened to be charged with or given notice of any violation of any applicable law, order or requirement.

Section 2.14 Licenses and Permits.

  Placer Creek has all material governmental licenses, authorizations, consents and approvals necessary to carry on its business as now conducted.  Section 2.14 of the Disclosure Schedule correctly sets forth a list of each material license, franchise, permit, order, registration, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Placer Creek (collectively, the “Permits”), and each pending application for any permit, including the name of the agency or entity issuing such Permit or with which such application is pending.  Except as set forth in Section 2.14 of the Disclosure Schedule, (i) each of the Permits are valid and in full force and effect; (ii) Placer Creek is not and has not been in violation of or default under, and to the knowledge of Placer Creek and Silver Verde, no condition exists that with notice or lapse of time or both would constitute a violation of or default under, any of the Permits; (iii) no proceeding is pending or, to the knowledge of Placer Creek and Silver Verde, threatened, to revoke or limit any Permit; and (iv) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the Mergers.  Placer Creek is in compliance in all material respects with the terms of such Permits.

Section 2.15 Proprietary Rights.

(a) Ownership.  Section 2.15(a) of the Disclosure Schedule sets forth a list of the following intellectual property used in the business of Placer Creek: (1) patents and patent applications; (2) registered trademarks and applications therefor; (3) registered copyrights and applications therefor; and (4) trade names and Internet domain names.  All patents, registrations and applications for Owned Intellectual Property (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings, fees and taxes in accordance with the legal and administrative requirements of the appropriate jurisdictions; (ii) are not subject to any assignment, license, liens, or other restrictions or encumbrances of any kind; and (iii) have not lapsed, expired or been abandoned, and no patent, registration or application therefor is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any governmental entity in any jurisdiction.  Placer Creek is the sole and exclusive owner of all right, title and interest in and to all intellectual property that is material to the operation of Placer Creek’s business as currently conducted (the “Owned Intellectual Property”).

(b) Licenses of Intellectual Property.  Section 2.15(b) of the Disclosure Schedule sets forth all licensed intellectual property (the “Licensed Intellectual Property”) that is used by or on behalf of Placer Creek in performance of the business as has been conducted during the twelve-month period immediately preceding the Closing Date, other than off-the-shelf software and open source software.  The Licensed Intellectual Property is licensed pursuant to valid and binding agreements that are enforceable by Placer Creek in accordance with their terms and, in connection with the Mergers, are not deemed to be assigned or otherwise are freely assignable under such agreements without consent or approval of any third party.  To the knowledge of Placer Creek and Silver Verde, no party to any such agreement is in default or breach in any material respect under the terms of any such agreements, and no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a material breach or default thereunder.

(c) Adverse Effect.  The Mergers will not result in any termination, loss or impairment of any Owned Intellectual Property or Licensed Intellectual Property, nor require payment of any fee to owners of any Licensed Intellectual Property.

(d) Infringement.  Except as disclosed in Section 2.15(d) of the Disclosure Schedule, to the knowledge of Placer Creek and Silver Verde: (i) there are no infringements by any other party of any of the Owned Intellectual Property; and (ii) there are no pending or threatened claims against any Person, who would be entitled to indemnification by Placer Creek or any subsidiary for such claims, that the Owned Intellectual Property infringes any other Person’s Intellectual Property.

Section 2.16 Taxes.

(a) Except as otherwise set forth on Section 2.16(a) of the Disclosure Schedule:

(i)           Placer Creek has timely filed (taking into account any properly granted extensions of time to file) all tax returns with the appropriate taxing authorities required to have been filed, and each such tax return is correct and complete in all material respects;

(ii)           all taxes due and owed by Placer Creek, whether or not shown on any tax return, have been timely paid;

(iii)           Placer Creek and each of its officers, directors or employees responsible for tax matters have complied with all rules and regulations relating to the withholding of taxes and the remittance of withheld taxes in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party;

(iv)           Placer Creek has not waived any statute of limitations in respect of its taxes or agreed to any extension of time with respect to a tax assessment of deficiency, which waiver or extension is currently in effect;

(v)           no withholding is required under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), in connection with the consummation of the Mergers;

(vi)           to the knowledge of Placer Creek and Silver Verde, Placer Creek has not engaged in any transaction that would constitute a “reportable transaction,” a transaction substantially similar to a “reportable transaction,” or a “tax shelter” within the meaning of Sections 6011, 6111, 6662 or 6707A of the Code and the Treasury Regulations thereunder, and that has not been disclosed on an applicable tax return;

(vii)           Placer Creek has no outstanding ruling requests to the IRS or a state tax authority;

(viii)           Placer Creek has not at any time made, changed or rescinded any express or deemed election relating to taxes that is not reflected in any tax return;

(ix)           Placer Creek will not be required to include any item of income in, or exclude any item of deduction from any tax period ending after the Closing Date as a result of any: (a) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date (including installment sale or open transaction), (b) disposition made on or prior to the Closing Date, (c) item having been reported on the completed contract method of accounting or the percentage of completion method of accounting, (d) “closing agreement” as described in Section 7121 of the Code or similar state or local tax law, or (e) material prepaid amount received on or prior to the Closing Date;

(x)           the unpaid taxes of Placer Creek: (a) do not exceed the reserve for tax liability set forth or included in the Interim Financial Statements, and (b) do not exceed that reserve as adjusted for the passage of time through the Closing Date as determined in accordance with the past custom and practice of Placer Creek in filing its tax returns;

(xi)           Placer Creek is not the beneficiary of any extension of time within which to file any tax returns;

(xii)           there are no liens for taxes (other than taxes not yet due and payable) upon any of the assets of Placer Creek;

(xiii)           Placer Creek has not received any written notice from any tax authority that such tax authority currently plans to assess any additional taxes for any period for which tax returns have been filed;

(xiv)           no tax audits or administrative or judicial tax proceedings are pending or being conducted with respect to Placer Creek;

(xv)           Placer Creek has not received from any taxing authority any currently unresolved (a) written notice indicating an intent to open an audit or other review, (b) written or oral request for information related to tax matters, or (c) notice of deficiency or proposed adjustment for any amount of tax, proposed, asserted or assessed by any taxing authority against Placer Creek.

(b) Tax Returns.  Placer Creek has delivered to the Surviving Corporation: (a) complete copies of all tax returns of Placer Creek for the past three years, and of all examination reports and statements of deficiencies assessed against or agreed to by Placer Creek or any subsidiary for all taxable periods for which the applicable statute of limitations has not yet expired; and (b) complete copies of all private letter rulings, revenue agent reports, information documents requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, and any similar documents, submitted by, received by, agreed to by or on behalf of or otherwise relating to Placer Creek with respect to a taxable period for which the statute of limitations has not yet expired.  Section 2.16(b) of the Disclosure Schedule lists each state, local, county, municipal or foreign jurisdiction in which Placer Creek files or is or has been determined by any governmental agency to be required to file a tax return, or is or has been determined by any governmental agency to be liable for any tax on a “nexus” basis at any time for a taxable period for which the statute of limitations has not expired.

(c) Partnerships.  Except as set forth in Section 2.16(c) of the Disclosure Schedule, Placer Creek does not own any interest or has not owned an interest in any Person treated as a partnership for tax purposes.

Section 2.17 Real Property.

(a) Except as set forth in Section 2.17(a) of the Disclosure Schedule, Placer Creek has not owned any real property or interest therein within the ten year period prior to the date of this Agreement.

(b) Section 2.17(b) of the Disclosure Schedule sets forth a true, correct and complete list of all leases, subleases, licenses and other agreements (collectively, the “Real Property Leases”) under which Placer Creek uses or occupies or has the right or obligation to use or occupy or pay rent or other fees for use thereof, now or in the future, any real property (the land, buildings and other improvements covered by the Real Property Leases being hereinafter referred to as the “Leased Real Property”), which list includes the true, correct and complete property address, the name of the landlord and tenant, the term of each lease, a list of all leases and amendments for each lease, together with details of any security deposit and other prepaid amounts owing in respect of each Real Property Lease, and to knowledge of Placer Creek or Silver Verde, the square footage leased under each such Real Property Lease.  Except for leases identified in Section 2.17(b) of the Disclosure Schedule as immaterial month-to-month arrangements, Placer Creek has delivered or made available to the Surviving Corporation true, correct and complete copies of all written Real Property Leases, including all material and written modifications, amendments and supplements thereto and waivers thereunder.  Each Real Property Lease is valid, binding and in full force and effect, and as of the Closing, all amounts currently due and payable pursuant to the Real Property Leases will have been paid in full or reserved for in compliance with GAAP.  Placer Creek is not in default or breach in any material respect under any Real Property Lease, and no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a breach or default thereunder by Placer Creek.  Placer Creek has not received written notice of, nor to the knowledge of Placer Creek or Silver Verde, has there been any, threatened default by any landlord or tenant under any Real Property Lease.  All of the land, buildings, structures, plants, facilities and other improvements used by Placer Creek for which Placer Creek requires a possessory interest in the conduct of its business are included in the Leased Real Property.

(c) Except as set forth in Section 2.17(c) of the Disclosure Schedule, Placer Creek has not received written notice of any pending, or to the knowledge of Placer Creek or Silver Verde, are there any threatened, condemnation, eminent domain or similar proceedings affecting the Leased Real Property any improvements thereon or any portion thereof.  Placer Creek has not received written notice that there is any pending, or to the knowledge of Placer Creek and Silver Verde, has there been any threatened, request, application or proceeding to alter or restrict any zoning or other use restrictions applicable to the Leased Real Property, any improvements thereon or any portion thereof.  To the knowledge of Placer Creek and Silver Verde, there are no adverse parties in possession of the Leased Real Property or any portion or portions thereof, and on the Closing Date the interests of Placer Creek in the Leased Real Property will be free and clear of any and all subleases, licenses, occupants or tenants that would materially impair Placer Creek’s use of the Leased Real Property except as set forth in Section 2.17(c) of the Disclosure Schedule.

(d) Collectively, the Leased Real Property is adequate for the operation of the business presently conducted by Placer Creek and, to the knowledge of Placer Creek and Silver Verde, there are no conditions existing or actions pending or threatened that would materially impair the adequacy of the Leased Real Property for that purpose.

Section 2.18 Insurance Coverage.

(a) Section 2.18(a) of the Disclosure Schedule sets forth (i) a true and complete list and description (or true and complete copies thereof) of all insurance policies, fidelity bonds and other insurance arrangements, and other contracts or arrangements for the transfer or sharing of insurance risks by Placer Creek with respect to the business, assets, properties, operations, employees, officers or directors of Placer Creek; (ii) the dates since which such policies or other arrangements have been in effect; and (iii) a description of such risks, if any, that Placer Creek has designated as being self-insured.  True and complete copies of all such policies and arrangements have been provided to the Surviving Corporation.  All such policies are in full force and effect, all premiums due thereon have been timely paid, and Placer Creek is in compliance in all material respects with the terms and provisions of such policies and arrangements.

(b) Furthermore, (i) Placer Creek has not received any notice of cancellation or non-renewal of any such policy or arrangement nor, to the knowledge of Placer Creek or Silver Verde, is the termination of any such policy or arrangements threatened; and (ii) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements or in respect of which the underwriters have reserved their rights (other than such reservations of rights as are ordinarily and customarily reserved with respect to such rights).  To the knowledge of Placer Creek and Silver Verde, there are no facts or circumstances that are reasonably likely to form the basis for any claim against Placer Creek which would not be fully covered by such policies (subject to applicable deductibles or co-pays as provided in the policies).

Section 2.19 Employees.

  Set forth in Section 2.19 of the Disclosure Schedule is a true and complete list as of the date of this Agreement of: (i) the names, titles, annual salaries, bonuses paid for 2012 performance, current year bonus targets, and other compensation of all employees, directors and officers of Placer Creek; and (ii) the names of all independent contractors or consultants and the material terms and conditions pursuant to which they are compensated.  Except as set forth in Section 2.19 of the Disclosure Schedule, Placer Creek has not entered into an employment agreement with any Person and all employees are “at will” and will not be owed any severance or termination payment upon termination of employment other than payments required to be made under applicable law, if any (e.g., accrued vacation, etc.).

Section 2.20 Books and Records.

  Placer Creek has maintained business records, including books of account, minutes and stock record books, with respect to its assets, business and operations which are true, accurate and complete in all material respects, and to the knowledge of Placer Creek and Silver Verde, there are no deficiencies in such business records.  True and complete copies of all minutes reflecting board, board committee and shareholder meetings and actions since January 1, 2011, and all stock record books of Placer Creek have been delivered to the Surviving Corporation.

Section 2.21 Accounts Receivable; Accounts Payable.

  All accounts receivable, unbilled work in process, and other debts due or recorded, represent sales actually made by Placer Creek in the ordinary course of business.  No defense, counterclaim or right of set-off has actually been asserted in respect of any such accounts receivable or other debts.  Placer Creek has delivered to the Surviving Corporation a complete and accurate list and aging schedule of all receivables of Placer Creek as of December 31, 2013.  There are no unpaid invoices or bills representing amounts alleged to be owed by Placer Creek or other alleged obligations of Placer Creek, which Placer Creek has disputed or determined to dispute or refuse to pay.

Section 2.22 Absence of Unlawful Payments.

  Neither Placer Creek nor any of its directors, officers, shareholders or employees, nor to the knowledge of Placer Creek or Silver Verde, any agent or other Person acting on behalf of Placer Creek has: (a) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds, in each case, for the benefit of Placer Creek; or (b) accepted or received any unlawful contributions, payments, gifts or expenditures.

Section 2.23 Service Liability.

  There is no action, suit, proceeding, inquiry or investigation, by or before any court or governmental authority pending or, to the knowledge of Placer Creek or Silver Verde, threatened against or involving Placer Creek relating to any services performed by Placer Creek and alleged to have been defective or improperly rendered or not in compliance with contractual requirements.

Section 2.24 Finders’ Fees.

  Except as set forth in Section 2.24 of the Disclosure Schedule, no broker, finder, agent or similar intermediary has acted on behalf of Placer Creek or its shareholders in connection with this Agreement or the Mergers contemplated hereby, and there are no brokerage commissions, finders’ fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with Placer Creek or its shareholders.

Section 2.25 Bank Accounts and Powers of Attorney.

  Set forth in Section 2.25 of the Disclosure Schedule is an accurate and complete list showing: (a) the name and address of each bank or other depository with which Placer Creek has an account or safe deposit box, the number of any such account or any such box, and the names of all persons authorized to draw thereon or to have access thereto; and (b) the names of all persons, if any, holding powers of attorney from Placer Creek and a summary statement of the terms thereof.

Section 2.26 Proxy Statement.

  The Proxy Statement provided to the shareholders of Placer Creek in connection with the shareholder vote on the Placer Creek Merger will not, at the date it is first mailed to the shareholders of Placer Creek and at the time of the shareholders meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Proxy Statement will comply in all material respects with the requirements of applicable law.

Section 2.27 Full Disclosure.

  Placer Creek has disclosed to the Surviving Corporation all facts material to the business, results of operations, assets, liabilities, financial condition and prospects of Placer Creek.  No representation or warranty by Placer Creek and/or Silver Verde contained in this Agreement and no statement contained in any document, certificate, or other writing furnished or to be furnished by or on behalf of Placer Creek to the Surviving Corporation (or any of its representatives) pursuant to the provisions hereof or in connection with the Mergers (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES REGARDING DIGI OUTDOOR

Digi Outdoor and MacCord, jointly and severally, represent and warrant to the Surviving Corporation as of the date of this Agreement and as of the Closing Date as follows:

Section 3.1 Corporate Existence and Power.

  Digi Outdoor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all corporate power and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as conducted, and to own or lease the properties and assets it owns or leases.  Digi Outdoor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, including foreign countries, where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Digi Outdoor has delivered to the Surviving Corporation true and complete copies of (i) the articles of incorporation and bylaws of Digi Outdoor as currently in effect, and all amendments thereto; (ii) all minutes reflecting all board, board committee or shareholder meetings and actions since January 1, 2011, and all stock ledgers of Digi Outdoor; and (iii) all documents filed with any state authority with respect to any merger or consolidation or reincorporation in which Digi Outdoor has been a participant during the past ten years.  Digi Outdoor does not have any direct or indirect equity interest, or any right to acquire any equity interest in, any other Person.  Section 3.1 of the Disclosure Schedule sets forth a true and complete list of the names and titles of the current officers and directors of Digi Outdoor.

Section 3.2 Corporate Authorization; Binding Effect; Vote Required; Board Authorization.

  The Board of Directors of Digi Outdoor has duly (i) declared the Digi Outdoor Merger advisable and fair to and in the best interest of Digi Outdoor and its shareholders; (ii) approved the Digi Outdoor Merger, this Agreement and the Transaction Documents to which Digi Outdoor is a party in accordance with applicable provisions of the Nevada Revised Statutes; (iii) resolved to recommend the adoption of the Digi Outdoor Merger and this Agreement by its shareholders; (iv) directed that this Agreement be submitted to the shareholders for approval and adoption; and (v) taken all corporate action required to be taken by the Board of Directors to adopt this Agreement, the Transaction Documents to which Digi Outdoor is a party, and to authorize the consummation of the Digi Outdoor Merger.  Such actions by the Board of Directors of Digi Outdoor constitute approval by such corporation of the Digi Outdoor Merger and the Transaction Documents for all purposes under the Nevada Revised Statutes.  No additional corporate proceedings on the part of Digi Outdoor are necessary to approve this Agreement or the Transaction Documents or to authorize the consummation of the Digi Outdoor Merger, other than the approval of Digi Outdoor’s shareholders holding at least [two-thirds] of the outstanding common stock.  Digi Outdoor has all requisite power and authority to enter into this Agreement and the Transaction Documents to which it is a party, and to consummate the Digi Outdoor Merger.  The execution and delivery by Digi Outdoor of this Agreement and the Transaction Documents to which it is a party, and the consummation of the Digi Outdoor Merger, have been duly authorized by all necessary corporate action.  This Agreement and the Transaction Documents to which Digi Outdoor is a party have been duly executed and delivered by Digi Outdoor and constitute valid and binding obligations of Digi Outdoor enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

Section 3.3 Governmental Authorizations and Consent.

  Except for those consents, approvals, authorizations, filings or notices set forth in Section 3.3 of the Disclosure Schedule or consents or approvals of parties to contracts that are not material contracts, no consent, approval or authorization of, filing with, or notice to, any governmental authority or any lenders, lessors, creditors, shareholders or any other Person, is required by Digi Outdoor or its shareholders in connection with the execution, delivery and performance by Digi Outdoor of this Agreement or any Transaction Document and the consummation by Digi Outdoor of the Digi Outdoor Merger.  The failure to obtain any required consent or approval under contracts that are not Material Contracts will not, individually or in the aggregate, result in any material harm to Digi Outdoor.

Section 3.4 Non-Contravention.

  The execution and delivery of the Transaction Documents by Digi Outdoor, the performance by Digi Outdoor of its obligations hereunder and thereunder, and the consummation of the Digi Outdoor Merger, do not and will not: (i) contravene or conflict with the articles of incorporation or bylaws of Digi Outdoor; (ii) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with any applicable provision of any law, regulation, rule, judgment, injunction, order or decree binding upon or applicable to Digi Outdoor or any of its shareholders; (iii) except as set forth in Section 3.4 of the Disclosure Schedule, require notice, consent or approval or constitute a default under, or impair or alter the rights of Digi Outdoor or any third party under any Material Contract, or give rise to a right of termination, cancellation, amendment or acceleration of any right or obligation of Digi Outdoor or to a loss of any benefit to which Digi Outdoor is entitled under any provision of any Material Contract binding upon Digi Outdoor or by which any of its assets or properties may be bound or subject, or any license, franchise, permit or other similar authorization held by Digi Outdoor; or (iv) result in the creation or imposition of any Lien, other than Permitted Liens, on any assets or properties of Digi Outdoor.  For purposes of this Agreement, “Lien” means, with respect to any asset of any party hereto, any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on use, title or transfer of any nature whatsoever.

Section 3.5 Capitalization.

(a) The authorized capital stock of Digi Outdoor consists solely of One Hundred Million (100,000,000) shares of common stock, par value $.001 per share, of which Ten Million (10,000,000) shares are issued and outstanding.  All issued and outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable, and Digi Outdoor has no other authorized, issued or outstanding class of capital stock.  Section 3.5(a) of the Disclosure Schedule sets forth a complete and accurate list of Digi Outdoor’s shareholders, together with the number and type of shares of stock held by each such Person.  There are no options, warrants, calls, convertible securities, exchangeable securities, rights, puts, commitments, subscriptions or agreements to which Digi Outdoor is a party or by which it is bound obligating it to issue any additional shares of capital stock or any security exchangeable for or convertible into any shares of capital stock of Digi Outdoor, and there are no outstanding or authorized stock appreciation, phantom stock or other similar rights with respect to Digi Outdoor.  Each outstanding share of capital stock of Digi Outdoor is free and clear of Liens except for Liens in favor of Digi Outdoor that will be satisfied at the Closing.  The rights, preferences, privileges, limitations and other terms of the capital stock of Digi Outdoor are as set forth in its Articles of Incorporation.  All outstanding shares of Digi Outdoor’s common stock were issued in compliance with applicable securities laws in all material respects, and were not issued in violation of any preemptive or similar right.  There are no voting trusts or other agreements or understandings to which Digi Outdoor or any of its shareholders is a party with respect to the voting of the capital stock or other equity interests of Digi Outdoor.  Digi Outdoor’s stock ledger, which is accurately and completely set forth in Section 3.5 of the Disclosure Schedule, is the sole, complete and accurate source reflecting ownership of Digi Outdoor’s common stock.

(b) Section 3.5(b) of the Disclosure Schedule sets forth the name and jurisdiction of organization of each subsidiary of Digi Outdoor, a chart showing the organizational structure of Digi Outdoor and each of its subsidiaries, and the authorized and outstanding shares of capital stock, partnership interests or other equity interests of each subsidiary (the “Digi Outdoor Subsidiary Shares”).  The Digi Outdoor Subsidiary Shares have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with applicable securities laws in all material respects.  Except as disclosed in Section 3.5(b) of the Disclosure Schedule, there are no options, warrants, calls, convertible securities, exchangeable securities, rights, puts, commitments, subscriptions or agreements to which Digi Outdoor or any of its subsidiaries is a party or by which they are bound obligating any such subsidiary to issue any additional Digi Outdoor Subsidiary Shares or any security convertible into or exchangeable for any Digi Outdoor Subsidiary Shares.  Other than the subsidiaries or as otherwise disclosed in Section 3.5(b) of the Disclosure Schedule, Digi Outdoor does not own or control, directly or indirectly, any equity interest in any other Person and is not a participant, directly or indirectly, in any joint venture, partnership, or similar arrangement.  The Digi Outdoor Subsidiary Shares set forth in Section 3.5(b) of the Disclosure Schedule constitute all the issued and outstanding equity interests in the subsidiaries and, except as set forth in Section 3.5(b) of the Disclosure Schedule, are owned of record and beneficially, directly or indirectly, solely by Digi Outdoor, free and clear of all Liens.  There are no obligations of Digi Outdoor or any of its subsidiaries to repurchase, redeem or otherwise acquire securities of Digi Outdoor or any subsidiary thereof, or to provide funds to make any investment, whether in the form of a loan, capital contribution or otherwise, in any Person.

Section 3.6 Trade Names.

  Except as set forth in Section 3.6 of the Disclosure Schedule, neither Digi Outdoor nor any of its subsidiaries has any trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.

Section 3.7 Title to Properties; Absence of Liens; Sufficiency of Assets.

(a) Digi Outdoor and each of its subsidiaries has good, valid, and marketable title to or, in the case of leased property and assets, valid and subsisting leasehold interests in, all of its assets and property, whether real personal, mixed, tangible or intangible, including, without limitation, all of the assets and properties reflected in Digi Outdoor’s Interim Financial Statements dated December 31, 2013, free and clear of all Liens, except: (i) as set forth in Section 3.7(a) of the Disclosure Schedule; (ii) Liens for taxes not yet due and payable or which Digi Outdoor or any of its subsidiaries is contesting in good faith and for which adequate reserves have been established; (iii) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice, not yet delinquent (collectively, “Permitted Liens”).

(b) The assets and property owned or leased by Digi Outdoor and each of its subsidiaries: (i) constitute all of the property and assets used or held for use in connection with the business of Digi Outdoor and each of its subsidiaries; (ii) constitute all of the property and assets necessary to conduct such business as currently conducted by Digi Outdoor and each of its subsidiaries; (iii) are in good operating condition and repair (normal wear and tear excepted); and (iv) are adequate for the uses to which they are being put.

Section 3.8 Financial Statements; Related Information.

(a) A correct and complete copy of Digi Outdoor’s audited financial statements, together with the related auditor’s reports thereon, for the fiscal year ended December 31, 2012 (the “Audited Financial Statements”) and the unaudited financial statements for the fiscal year ended December 31, 2013 (the “Interim Financial Statements”) (the Interim Financial Statements and Audited Financial Statements are collectively referred to as the “Financial Statements”) are attached to Section 3.8(a) of the Disclosure Schedule.  The Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout all periods involved, and fairly present, the financial position and the results of operations and cash flows of Digi Outdoor and each of its subsidiaries on a consolidated basis, in each case as of the dates and for the periods referred to therein, subject, in the case of the Interim Financial Statements, to (i) normally recurring year-end adjustments in accordance with Digi Outdoor and each of its subsidiaries’ ordinary course of business consistent with past practices which are not material either individually or in the aggregate; and (ii) the absence of footnote disclosures.

(b) Reserves for warranty claims, liabilities and bad debts reflect all facts and circumstances which were known, or should have been known after a reasonable inquiry which a reasonably prudent person would conduct, to the management of Digi Outdoor as of each date such financial statements were finalized.

(c) Neither Digi Outdoor nor any of its subsidiaries has entered into any off balance sheet financial arrangement, including any transaction involving a hedge or derivative financial instrument.

(d) The accounts receivable balance reflected in the Audited Financial Statements and Interim Financial Statements includes all revenue earned but not collected and revenue not realized for at risk accounts receivable.  Revenue is equal to invoiced plus unbilled revenues less deferred revenues.

(e) The net property and equipment balance reflected in the Audited Financial Statements and Interim Financial Statements represents the sum of all personal property and assets that are owned by Digi Outdoor and each of its subsidiaries and not fully depreciated, and any depreciation with respect to such assets has been made in accordance with GAAP as historically applied by Digi Outdoor on a consistent basis.

Section 3.9 Absence of Certain Changes.

  Since January 1, 2013, Digi Outdoor and each of its subsidiaries have conducted their business in the ordinary course consistent with past practice, including making all payments and discharging all commitments and, except as disclosed in Section 3.9 of the Disclosure Schedule, there has not been:

(a) any event, occurrence, development of a state of circumstances or facts, or change in the business, properties, assets, prospects, operations or condition (financial or otherwise) of Digi Outdoor or any of its subsidiaries which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect and, to Digi Outdoor’s or MacCord’s knowledge, no such event, occurrence, development or change is threatened;

(b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Digi Outdoor or any of its subsidiaries; or any repurchase, redemption or other acquisition by Digi Outdoor or any subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, Digi Outdoor or any subsidiary, other than payments on pre-existing redemption obligations;

(c) any sale, lease, license or other disposition of material assets or property of Digi Outdoor or any of its subsidiaries;

(d) any amendment of any term of any outstanding security of Digi Outdoor or any of its subsidiaries;

(e) any incurrence, assumption or guarantee by Digi Outdoor or any of its subsidiaries of any indebtedness for borrowed money or entry into any capital lease;

(f) any creation or assumption by Digi Outdoor or any of its subsidiaries of any Lien (other than Permitted Liens) on any asset;

(g) any extension of a loan, advance or capital contribution to or investment in any Person, excluding any advance to any employee not in excess of $5,000 made in the ordinary course of business consistent with past practices relating solely to advancement of travel and other business expenses;

(h) any material condemnation, seizure, damage, destruction or other casualty loss (whether or not covered by insurance) affecting the assets, properties, business, prospects, operations or condition (financial or otherwise) of Digi Outdoor or any of its subsidiaries and, to Digi Outdoor’s or MacCord’s knowledge, no such loss is threatened;

(i) any change in any method of accounting or accounting practice by the Digi Outdoor or any of its subsidiaries;

(j) any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment that, individually or in the aggregate, involve payments in excess of Fifty Thousand Dollars (USD $50,000);

(k) any incurrence by Digi Outdoor or any of its subsidiaries of any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise);

(l) any payment, discharge or satisfaction of any material claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Financial Statements; or

(m) any agreement, whether in writing or otherwise, to take any action described in this Section 3.9.

Section 3.10 Material Contracts.

(a) Except as disclosed in the corresponding subsection of Section 3.10(a) of the Disclosure Schedule, neither Digi Outdoor nor any of its subsidiaries is a party to or bound by any of the following (whether oral or written):

(i) any lease for real property or for personal property providing for annual expenditures of $50,000 or more or aggregate expenditures of $100,000 or more;

(ii) any agreement (a) that requires the purchase or license of materials, software, supplies, goods, services, equipment or other assets providing for either annual payments of $50,000 or more under such agreement or aggregate payments of $100,000 or more under such agreement, or which contains any exclusivity provision and involves a commitment to purchase at least $50,000 in the aggregate; and (b) that continues for a period of more than twelve (12) months (unless it can be terminated at Digi Outdoor’s convenience without premium or penalty);

(iii) any agreement relating to the (a) acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise), or (b) acquisition or disposition of a material amount of assets outside the ordinary course of business;

(iv) any agreement relating to indebtedness for borrowed money, capital lease obligation, or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), or the making of a loan by Digi Outdoor or any of its subsidiaries;

(v) any agreement that limits the freedom of Digi Outdoor or any of its subsidiaries to compete in any line of business, in any market or customer segment, or with any Person;

(vi) any agreement containing any right of first refusal or right of first negotiation that is material to Digi Outdoor or any of its subsidiaries;

(vii) any agreement under which Digi Outdoor or any of its subsidiaries agrees to indemnify any party other than in the ordinary course of business or in which Digi Outdoor or any of its subsidiaries agrees to indemnify any Person for consequential or incidental damages or lost profits;

(viii) any contract or other agreement with any current or former officer, director, employee, consultant, agent or other representative or any agreement or understanding pursuant to which Digi Outdoor or any of its subsidiaries is liable for any severance or termination pay or obligations in excess of statutorily required payments (such as for accrued vacation where required by applicable law);

(ix) any contracts or other agreements for the sale of a material amount of assets or properties other than in the ordinary course of business, or the grant to any Person of any preferential rights to purchase any material amount of the assets or properties of Digi Outdoor or any of its subsidiaries;

(x) any contract or agreement to provide goods or services to any Person on a preferential or most-favored basis; and

(xi) any other agreement or series of related agreements, which, individually or in the aggregate, is material to Digi Outdoor and its subsidiaries on a consolidated basis.

(b) Each agreement, contract, plan, lease, arrangement or commitment disclosed in Section 3.10(a) of the Disclosure Schedule (each a “Material Contract”) constitutes a valid and binding obligation of Digi Outdoor, and is in full force and effect.  Each Material Contract is enforceable against Digi Outdoor and the other parties thereto in accordance with its terms, subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding at equity or at law), and except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors’ rights.  Digi Outdoor has paid in full all amounts due under the Material Contracts which are due and payable or accrued in accordance with GAAP as consistently applied (and has recognized revenues due from others thereunder in accordance with GAAP as consistently applied), and has satisfied in full or provided for all of its liabilities and obligations under the Material Contracts which are required to be performed, except amounts or liabilities disputed in good faith by Digi Outdoor (or a subsidiary, as applicable), for which adequate reserves have been set aside.  Neither Digi Outdoor or any of its subsidiaries, nor any other party to the knowledge of Digi Outdoor or MacCord, is in default under or in breach of any Material Contract, and to the knowledge of Digi Outdoor and MacCord, no event or circumstance has occurred that, with notice or lapse of time or both, would (i) constitute a default or breach thereunder; (ii) impair or alter the rights of Digi Outdoor, any subsidiary, or any third party; (iii) give rise to a right of termination, cancellation, amendment or acceleration; or (iv) result in the creation or imposition of any Lien (other than a Permitted Lien) on any assets or properties of Digi Outdoor or any subsidiary.

(c) To the knowledge of Digi Outdoor and MacCord, no Person intends to terminate (whether for cause or convenience) or default under any Material Contract before the expiration of its stated term, if any; and, in the case of Material Contracts for which renewal is contemplated, no Person intends not to renew such contract.  Except as set forth in Section 3.10(c) of the Disclosure Schedule, to the knowledge of Digi Outdoor and MacCord, no claim for non-performance of any Material Contract is pending and no such claim has been threatened in writing.  There are no pending renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable under any Material Contract, and no Person has requested any such renegotiation in writing.

(d) Section 3.10(d) of the Disclosure Schedule lists all outstanding proposals of Digi Outdoor or any of its subsidiaries with an estimated annual value greater than $50,000 or aggregate value greater than $100,000 (“Material Outstanding Proposals”).  True and complete copies of all Material Contracts and Material Outstanding Proposals, in each case as amended to date, have been delivered to the Surviving Corporation.

Section 3.11 No Undisclosed Liabilities.

  There are no material liabilities of Digi Outdoor or any of its subsidiaries of any kind whatsoever (whether accrued or unaccrued, actual or contingent, matured or unmatured, conditional or absolute, determined, determinable, unliquidated or otherwise), and there are no existing conditions, situations or circumstances which, individually or in the aggregate, reasonably could be expected to result in such a liability or obligation, other than:

(a) liabilities or obligations to the extent disclosed or provided for in the Interim Financial Statements; and

(b) liabilities to the extent disclosed in Section 3.12 of the Disclosure Schedule.

The reserves reflected in the Interim Financial Statements are adequate, appropriate and reasonable, and have been calculated in a consistent manner.

Section 3.12                      Litigation.

Section 3.1    Except as set forth in Section 3.12 of the Disclosure Schedule, there is no action, suit, written notice of investigation, or proceeding pending against or, to the knowledge of Digi Outdoor or MacCord, threatened against or affecting Digi Outdoor or any of its subsidiaries or any of their respective officers or directors in such capacity before any court or arbitrator or any governmental body, agency or official, nor, to the knowledge of Digi Outdoor or MacCord, is there any valid basis for any such action, suit, investigation or proceeding.  Neither Digi Outdoor nor any subsidiary is subject to any judgment, order or decree.

Section 3.13                      Compliance with Laws and Court Orders.

  Digi Outdoor and each of its subsidiaries is in compliance in all material respects with all applicable laws, orders or other requirements of a governmental authority applicable to its business, properties, assets and operations.  Neither Digi Outdoor nor any subsidiary has been given notice of any alleged violation or non-compliance of any such law, order or requirement.  To the knowledge of Digi Outdoor and MacCord, neither Digi Outdoor nor any subsidiary is or has been under investigation with respect to or been threatened to be charged with or given notice of any violation of any applicable law, order or requirement.

Section 3.14                     Licenses and Permits.

  Digi Outdoor and each of its subsidiaries have all material governmental licenses, authorizations, consents and approvals necessary to carry on its business as now conducted.  Section 3.14 of the Disclosure Schedule correctly sets forth a list of each material license, franchise, permit, order, registration, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Digi Outdoor and each subsidiary (collectively, the “Permits”), and each pending application for any permit, including the name of the agency or entity issuing such Permit or with which such application is pending.  Except as set forth in Section 3.14 of the Disclosure Schedule, (i) each of the Permits are valid and in full force and effect; (ii) neither Digi Outdoor nor any subsidiary is or has been in violation of or default under, and to the knowledge of Digi Outdoor and MacCord, no condition exists that with notice or lapse of time or both would constitute a violation of or default under, any of the Permits; (iii) no proceeding is pending or, to the knowledge of Digi Outdoor and MacCord, threatened, to revoke or limit any Permit; and (iv) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the Mergers.  Digi Outdoor and each subsidiary are in compliance in all material respects with the terms of such Permits.

Section 3.15                     Proprietary Rights.

(a) Ownership.  Section 3.15(a) of the Disclosure Schedule sets forth a list of the following intellectual property used in the business of Digi Outdoor or any of its subsidiaries: (1) patents and patent applications; (2) registered trademarks and applications therefor; (3) registered copyrights and applications therefor; and (4) trade names and Internet domain names.  All patents, registrations and applications for Owned Intellectual Property (i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, including the submission of all necessary filings, fees and taxes in accordance with the legal and administrative requirements of the appropriate jurisdictions; (ii) are not subject to any assignment, license, liens, or other restrictions or encumbrances of any kind; and (iii) have not lapsed, expired or been abandoned, and no patent, registration or application therefor is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any governmental entity in any jurisdiction.  Digi Outdoor is the sole and exclusive owner of all right, title and interest in and to all intellectual property that is material to the operation of Digi Outdoor’s and its subsidiaries’ business as currently conducted (the “Owned Intellectual Property”).

(b) Licenses of Intellectual Property.  Section 3.15(b) of the Disclosure Schedule sets forth all licensed intellectual property (the “Licensed Intellectual Property”) that is used by or on behalf of Digi Outdoor or any subsidiary in performance of the business as has been conducted during the twelve-month period immediately preceding the Closing Date, other than off-the-shelf software and open source software.  The Licensed Intellectual Property is licensed pursuant to valid and binding agreements that are enforceable by Digi Outdoor or a subsidiary in accordance with their terms and, in connection with the Mergers, are not deemed to be assigned or otherwise are freely assignable under such agreements without consent or approval of any third party.  To the knowledge of Digi Outdoor and MacCord, no party to any such agreement is in default or breach in any material respect under the terms of any such agreements, and no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a material breach or default thereunder.

(c) Adverse Effect.  The Mergers will not result in any termination, loss or impairment of any Owned Intellectual Property or Licensed Intellectual Property, nor require payment of any fee to owners of any Licensed Intellectual Property.

(d) Infringement.  Except as disclosed in Section 3.15(d) of the Disclosure Schedule, to the knowledge of Digi Outdoor and MacCord: (i) there are no infringements by any other party of any of the Owned Intellectual Property; and (ii) there are no pending or threatened claims against any Person, who would be entitled to indemnification by Digi Outdoor or any subsidiary for such claims, that the Owned Intellectual Property infringes any other Person’s Intellectual Property.

Section 3.16                     Taxes.

(a)           Except as otherwise set forth on Section 3.16(a) of the Disclosure Schedule:

(i)           Digi Outdoor and each subsidiary has timely filed (taking into account any properly granted extensions of time to file) all tax returns with the appropriate taxing authorities required to have been filed, and each such tax return is correct and complete in all material respects;

(ii)           all taxes due and owed by Digi Outdoor and each subsidiary, whether or not shown on any tax return, have been timely paid;

(iii)           Digi Outdoor, each subsidiary, and each of their officers, directors or employees responsible for tax matters have complied with all rules and regulations relating to the withholding of taxes and the remittance of withheld taxes in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party;

(iv)           neither Digi Outdoor nor any subsidiary has waived any statute of limitations in respect of its taxes or agreed to any extension of time with respect to a tax assessment of deficiency, which waiver or extension is currently in effect;

(v)           no withholding is required under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), in connection with the consummation of the Mergers;

(vi)           to the knowledge of Digi Outdoor and MacCord, neither Digi Outdoor nor any subsidiary, has engaged in any transaction that would constitute a “reportable transaction,” a transaction substantially similar to a “reportable transaction,” or a “tax shelter” within the meaning of Sections 6011, 6111, 6662 or 6707A of the Code and the Treasury Regulations thereunder, and that has not been disclosed on an applicable tax return;

(vii)           neither Digi Outdoor nor any subsidiary has outstanding ruling requests to the IRS or a state tax authority;

(viii)           neither Digi Outdoor nor any subsidiary has at any time made, changed or rescinded any express or deemed election relating to taxes that is not reflected in any tax return;

(ix)           neither Digi Outdoor nor any subsidiary will be required to include any item of income in, or exclude any item of deduction from any tax period ending after the Closing Date as a result of any: (a) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date (including installment sale or open transaction), (b) disposition made on or prior to the Closing Date, (c) item having been reported on the completed contract method of accounting or the percentage of completion method of accounting, (d) “closing agreement” as described in Section 7121 of the Code or similar state or local tax law, or (e) material prepaid amount received on or prior to the Closing Date;

(x)           the unpaid taxes of Digi Outdoor and each subsidiary: (a) do not exceed the reserve for tax liability set forth or included in the Interim Financial Statements, and (b) do not exceed that reserve as adjusted for the passage of time through the Closing Date as determined in accordance with the past custom and practice of Digi Outdoor in filing its tax returns;

(xi)           neither Digi Outdoor nor any subsidiary is the beneficiary of any extension of time within which to file any tax returns;

(xii)           there are no liens for taxes (other than taxes not yet due and payable) upon any of the assets of Digi Outdoor or any subsidiary;

(xiii)           neither Digi Outdoor nor any subsidiary has received any written notice from any tax authority that such tax authority currently plans to assess any additional taxes for any period for which tax returns have been filed;

(xiv)           no tax audits or administrative or judicial tax proceedings are pending or being conducted with respect to Digi Outdoor or any subsidiary;

(xv)           neither Digi Outdoor nor any subsidiary has received from any taxing authority any currently unresolved (a) written notice indicating an intent to open an audit or other review, (b) written or oral request for information related to tax matters, or (c) notice of deficiency or proposed adjustment for any amount of tax, proposed, asserted or assessed by any taxing authority against Digi Outdoor or such subsidiary.

(b)           Tax Returns.  Digi Outdoor has delivered to the Surviving Corporation: (a) complete copies of all tax returns of Digi Outdoor and each subsidiary for the past three years, and of all examination reports and statements of deficiencies assessed against or agreed to by Digi Outdoor or any subsidiary for all taxable periods for which the applicable statute of limitations has not yet expired; and (b) complete copies of all private letter rulings, revenue agent reports, information documents requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, and any similar documents, submitted by, received by, agreed to by or on behalf of or otherwise relating to Digi Outdoor or any subsidiary with respect to a taxable period for which the statute of limitations has not yet expired.  Section 3.16(b) of the Disclosure Schedule lists each state, local, county, municipal or foreign jurisdiction in which Digi Outdoor or any subsidiary files or is or has been determined by any governmental agency to be required to file a tax return, or is or has been determined by any governmental agency to be liable for any tax on a “nexus” basis at any time for a taxable period for which the statute of limitations has not expired.

(c)           Partnerships.  Except as set forth in Section 3.16(c) of the Disclosure Schedule, neither Digi Outdoor nor any subsidiary owns any interest or has owned an interest in any Person treated as a partnership for tax purposes.

Section 3.17                     Real Property.

(a)           Except as set forth in Section 3.17(a) of the Disclosure Schedule, neither Digi Outdoor nor any subsidiary has owned any real property or interest therein within the ten year period prior to the date of this Agreement.

(b)           Section 3.17(b) of the Disclosure Schedule sets forth a true, correct and complete list of all leases, subleases, licenses and other agreements (collectively, the “Real Property Leases”) under which Digi Outdoor or any subsidiary uses or occupies or has the right or obligation to use or occupy or pay rent or other fees for use thereof, now or in the future, any real property (the land, buildings and other improvements covered by the Real Property Leases being hereinafter referred to as the “Leased Real Property”), which list includes the true, correct and complete property address, the name of the landlord and tenant, the term of each lease, a list of all leases and amendments for each lease, together with details of any security deposit and other prepaid amounts owing in respect of each Real Property Lease, and to knowledge of Digi Outdoor and MacCord, the square footage leased under each such Real Property Lease.  Except for leases identified in Section 3.17(b) of the Disclosure Schedule as immaterial month-to-month arrangements, Digi Outdoor has delivered or made available to the Surviving Corporation true, correct and complete copies of all written Real Property Leases, including all material and written modifications, amendments and supplements thereto and waivers thereunder.  Each Real Property Lease is valid, binding and in full force and effect, and as of the Closing, all amounts currently due and payable pursuant to the Real Property Leases will have been paid in full or reserved for in compliance with GAAP.  Neither Digi Outdoor nor any subsidiary is in default or breach in any material respect under any Real Property Lease, and no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a breach or default thereunder by Digi Outdoor or any subsidiary.  Neither Digi Outdoor nor any subsidiary has received written notice of, nor to the knowledge of Digi Outdoor or MacCord, has there been any, threatened default by any landlord or tenant under any Real Property Lease.  All of the land, buildings, structures, plants, facilities and other improvements used by Digi Outdoor or any subsidiary for which Digi Outdoor or such subsidiary requires a possessory interest in the conduct of its business are included in the Leased Real Property.

(c)           Except as set forth in Section 3.17(c) of the Disclosure Schedule, neither Digi Outdoor nor any subsidiary has received written notice of any pending, or to the knowledge of Digi Outdoor or MacCord, are there any threatened, condemnation, eminent domain or similar proceedings affecting the Leased Real Property any improvements thereon or any portion thereof.  Neither Digi Outdoor nor any subsidiary has received written notice that there is any pending, or to the knowledge of Digi Outdoor and MacCord, has there been any threatened, request, application or proceeding to alter or restrict any zoning or other use restrictions applicable to the Leased Real Property, any improvements thereon or any portion thereof.  To the knowledge of Digi Outdoor and MacCord, there are no adverse parties in possession of the Leased Real Property or any portion or portions thereof, and on the Closing Date the interests of Digi Outdoor in the Leased Real Property will be free and clear of any and all subleases, licenses, occupants or tenants that would materially impair Digi Outdoor’s or any subsidiary’s use of the Leased Real Property except as set forth in Section 3.17(c) of the Disclosure Schedule.

(d)           Collectively, the Leased Real Property is adequate for the operation of the business presently conducted by Digi Outdoor and each subsidiary and, to the knowledge of Digi Outdoor and MacCord, there are no conditions existing or actions pending or threatened that would materially impair the adequacy of the Leased Real Property for that purpose.

Section 3.18                     Insurance Coverage.

(a)           Section 3.18(a) of the Disclosure Schedule sets forth (i) a true and complete list and description (or true and complete copies thereof) of all insurance policies, fidelity bonds and other insurance arrangements, and other contracts or arrangements for the transfer or sharing of insurance risks by Digi Outdoor and each subsidiary with respect to the business, assets, properties, operations, employees, officers or directors of Digi Outdoor or any subsidiary; (ii) the dates since which such policies or other arrangements have been in effect; and (iii) a description of such risks, if any, that Digi Outdoor or any subsidiary has designated as being self-insured.  True and complete copies of all such policies and arrangements have been provided to the Surviving Corporation.  All such policies are in full force and effect, all premiums due thereon have been timely paid, and Digi Outdoor and each subsidiary are in compliance in all material respects with the terms and provisions of such policies and arrangements.

(b)           Furthermore, (i) neither Digi Outdoor nor any subsidiary has received any notice of cancellation or non-renewal of any such policy or arrangement nor, to the knowledge of Digi Outdoor or MacCord, is the termination of any such policy or arrangements threatened; and (ii) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements or in respect of which the underwriters have reserved their rights (other than such reservations of rights as are ordinarily and customarily reserved with respect to such rights).  To the knowledge of Digi Outdoor and MacCord, there are no facts or circumstances that are reasonably likely to form the basis for any claim against Digi Outdoor or any subsidiary which would not be fully covered by such policies (subject to applicable deductibles or co-pays as provided in the policies).

Section 3.19                      Employees.
  Set forth in Section 3.19 of the Disclosure Schedule is a true and complete list as of the date of this Agreement of: (i) the names, titles, annual salaries, bonuses paid for 2012 performance, current year bonus targets, and other compensation of all employees, directors and officers of Digi Outdoor and each subsidiary; and (ii) the names of all independent contractors or consultants and the material terms and conditions pursuant to which they are compensated.  Except as set forth in Section 3.19 of the Disclosure Schedule, neither Digi Outdoor nor any subsidiary has entered into an employment agreement with any Person and all employees are “at will” and will not be owed any severance or termination payment upon termination of employment other than payments required to be made under applicable law, if any (e.g., accrued vacation, etc.).

Section 3.20                      Books and Records.
  Digi Outdoor and each of its subsidiaries have maintained business records, including books of account, minutes and stock record books, with respect to their assets, business and operations which are true, accurate and complete in all material respects, and to the knowledge of Digi Outdoor and MacCord, there are no deficiencies in such business records.  True and complete copies of all minutes reflecting board, board committee and shareholder meetings and actions since January 1, 2011, and all stock record books of Digi Outdoor and each subsidiary have been delivered to the Surviving Corporation.

Section 3.21                  Accounts Receivable; Accounts Payable.

  All accounts receivable, unbilled work in process, and other debts due or recorded, represent sales actually made by Digi Outdoor in the ordinary course of business.  No defense, counterclaim or right of set-off has actually been asserted in respect of any such accounts receivable or other debts.  Digi Outdoor has delivered to the Surviving Corporation a complete and accurate list and aging schedule of all receivables of Digi Outdoor or any subsidiary as of December 31, 2013.  There are no unpaid invoices or bills representing amounts alleged to be owed by Digi Outdoor or any subsidiary, or other alleged obligations of Digi Outdoor or any subsidiary, which Digi Outdoor or any subsidiary has disputed or determined to dispute or refuse to pay.

Section 3.22                  Absence of Unlawful Payments.

  Neither Digi Outdoor or its subsidiaries, nor any director, officer, shareholder or employee of the foregoing, nor to the knowledge of Digi Outdoor or MacCord, any agent or other Person acting on behalf of Digi Outdoor or any subsidiary, has: (a) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds, in each case, for the benefit of Digi Outdoor or any subsidiary; or (b) accepted or received any unlawful contributions, payments, gifts or expenditures.

Section 3.23                      Service Liability.

  There is no action, suit, proceeding, inquiry or investigation, by or before any court or governmental authority pending or, to the knowledge of Digi Outdoor or MacCord, threatened against or involving Digi Outdoor or any subsidiary relating to any services performed by Digi Outdoor or any subsidiary and alleged to have been defective or improperly rendered or not in compliance with contractual requirements.

Section 3.24                      Finders’ Fees.
  Except as set forth in Section 3.24 of the Disclosure Schedule, no broker, finder, agent or similar intermediary has acted on behalf of Digi Outdoor, any subsidiary or their respective shareholders in connection with this Agreement or the Mergers contemplated hereby, and there are no brokerage commissions, finders’ fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with Digi Outdoor, any subsidiary, or their respective shareholders.

Section 3.25                      Bank Accounts and Powers of Attorney.
  Set forth in Section 3.25 of the Disclosure Schedule is an accurate and complete list showing: (a) the name and address of each bank or other depository with which Digi Outdoor or any subsidiary has an account or safe deposit box, the number of any such account or any such box, and the names of all persons authorized to draw thereon or to have access thereto; and (b) the names of all persons, if any, holding powers of attorney from Digi Outdoor or any subsidiary and a summary statement of the terms thereof.

Section 3.26                      Proxy Statement.
  Any Proxy Statement or Information Statement provided to the shareholders of Digi Outdoors in connection with the shareholder vote on the Digi Outdoor Merger will not, at the date it is first mailed to the shareholders of Digi Outdoor and at the time of the shareholders meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Proxy Statement or Information Statement will comply in all material respects with the requirements of applicable law.

Section 3.27                      Full Disclosure.
  Digi Outdoor has disclosed to the Surviving Corporation all facts material to the business, results of operations, assets, liabilities, financial condition and prospects of Digi Outdoor and each subsidiary.  No representation or warranty by Digi Outdoor and/or MacCord contained in this Agreement and no statement contained in any document, certificate, or other writing furnished or to be furnished by or on behalf of Digi Outdoor or any subsidiary to the Surviving Corporation (or any of its representatives) pursuant to the provisions hereof or in connection with the Mergers (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
REGARDING THE SURVIVING CORPORATION

The Surviving Corporation represents and warrants to Placer Creek, Digi Outdoor, and their respective shareholders, as of the date of this Agreement and as of the Closing Date as follows:

Section 4.1 Corporate Existence and Power.

  The Surviving Corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and to own the properties and assets it now owns.

Section 4.2 Corporate Authorization; Binding Effect.

  The Surviving Corporation has all requisite corporate power and authority required to enter into this Agreement, the Mergers and the transaction documents to which it is or will be a party, and to consummate the Mergers.  The execution and delivery of the transaction documents to which the Surviving Corporation is or will be a party, and the consummation of the Mergers to be consummated by the Surviving Corporation, have been duly authorized by all necessary corporate action on the part of the Surviving Corporation.  This Agreement has been duly executed and delivered by the Surviving Corporation and constitutes a valid and binding agreement of the Surviving Corporation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.3 Non-Contravention.

  The execution and delivery by the Surviving Corporation of this Agreement and the other transaction documents to which it is or will be a party, the performance by the Surviving Corporation of its obligations hereunder and thereunder, and the consummation of the Mergers do not and will not: (i) contravene or conflict with the articles of incorporation or bylaws of the Surviving Corporation, or (ii) contravene or conflict with any applicable provision of any law, regulation, rule, judgment, injunction, order or decree binding upon or applicable to the Surviving Corporation in any material respect.

Section 4.4 Finders’ Fees.

  No broker, finder, agent or similar intermediary has acted on behalf of the Surviving Corporation in connection with this Agreement or the Mergers, and there are no brokerage commissions, finders’ fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Surviving Corporation.

Section 4.5 Litigation.

  There is no action, suit, investigation or proceeding pending against or, to the knowledge of the Surviving Corporation, threatened against or affecting the Surviving Corporation or any of its officers or directors in their capacity as officers or directors of the Surviving Corporation before any court or arbitrator or any governmental body, agency or official, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the Mergers; nor, to the knowledge of the Surviving Corporation, is there any valid basis for any such action, suit, investigation or proceeding.

ARTICLE V
CONDITIONS TO CLOSING

Section 5.1 General Conditions.

  The respective obligations of each party to this Agreement to consummate the Mergers shall be subject to the following conditions, unless waived in writing prior to the Closing Date by such party:

(a) No Actions or Orders.  No action shall have been taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court or governmental or regulatory agency of competent jurisdiction which restrains, enjoins or otherwise prohibits the consummation of the Mergers.

Section 5.2 Conditions to Obligations of Placer Creek.

  The obligation of Placer Creek to consummate the Placer Creek Merger shall be subject to the satisfaction of the following conditions, unless waived in writing prior to the Closing Date by Placer Creek:

(a) Covenants.  The Surviving Corporation shall have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(b) Board and Shareholder Approval of Merger.  This Agreement and the Placer Creek Merger shall have been duly adopted by the Board of Directors of Placer Creek, and approved by the requisite vote of Placer Creek's shareholders in accordance with applicable law and Placer Creek's articles of incorporation and bylaws.

(c)           Board and Shareholder Approval of Disposition of Certain Assets.  The Board of Directors and the shareholders of Placer Creek shall have duly approved, by the requisite vote and in accordance with applicable provisions of the Idaho Code and Placer Creek’s articles of incorporation and bylaws, the divestiture of: (i) all existing mining properties currently held or owned by Placer Creek, and (ii) all ownership interest in Evolution Mining Company (a current subsidiary of Placer Creek), and such divestiture of assets shall have been finalized and completed prior to the Closing Date.

(d)           Completion of Due Diligence.  Placer Creek and/or its representatives shall have completed, to their satisfaction in their sole discretion, their due diligence investigation of the Surviving Corporation and Digi Outdoor.

(e)           Approval of Digi Outdoor Merger.  This Agreement and the Digi Outdoor Merger shall have been duly adopted and approved by the requisite vote of the shareholders of Digi Outdoor, and the parties shall have agreed to consummate and effect the Closing of the Digi Outdoor Merger.

Section 5.3 Conditions to Obligations of Digi Outdoor.

  The obligation of Digi Outdoor to consummate the Digi Outdoor Merger shall be subject to the satisfaction of the following conditions, unless waived in writing prior to the Closing Date by Digi Outdoor:

(a) Covenants.  The Surviving Corporation shall have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(b) Digi Outdoor Shareholder Approval.  This Agreement and the Digi Outdoor Merger shall have been duly adopted and approved by the requisite vote of Digi Outdoor's shareholders in accordance with applicable law and Digi Outdoor's articles of incorporation and bylaws.

(c) Completion of Due Diligence.  Digi Outdoor and/or its representatives shall have completed, to their satisfaction in their sole discretion, their due diligence investigation of the Surviving Corporation and Placer Creek.

(d)           Approval of Placer Creek Merger.  This Agreement and the Placer Creek Merger shall have been duly adopted and approved by the requisite vote of the shareholders of Placer Creek, and the parties shall have agreed to consummate and effect the Closing of the Placer Creek Merger.

Section 5.4                      Conditions to Obligations of the Surviving Corporation.  The obligation of the Surviving Corporation to consummate and effect the Closing of the Placer Creek Merger and the Digi Outdoor Merger shall be subject to the fulfillment or satisfaction of each of the following conditions, unless waived in writing prior to the Closing Date by the Surviving Corporation:

(a)           Representations and Warranties of Placer Creek.  The representations and warranties of Placer Creek and Silver Verde contained herein that are qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case at and as of the date hereof and the Closing Date with the same force and effect as though made at and as of the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date, in which case as of such date).

(b)           Representations and Warranties of Placer Creek.  The representations and warranties of Digi Outdoor and MacCord contained herein that are qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case at and as of the date hereof and the Closing Date with the same force and effect as though made at and as of the Closing Date (except to the extent a representation or warranty speaks specifically as of an earlier date, in which case as of such date).

(c)           Covenants of Placer Creek.  Placer Creek and its shareholders shall have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.
(d)           Covenants of Digi Outdoor.  Digi Outdoor and its shareholders shall have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.
(e)           Consents and Assignments from Placer Creek.  Placer Creek shall have obtained and provided to the Surviving Corporation all required third party consents, waivers or assignments with respect to those contracts, agreements and leases listed in Schedule 2.3 and Schedule 2.17, together with such additional consents, waivers or assignments, if any, the failure of which to obtain could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each in form and substance reasonably satisfactory to the Surviving Corporation.

(f)           Consents and Assignments from Digi Outdoor.  Digi Outdoor shall have obtained and provided to the Surviving Corporation all required third party consents, waivers or assignments with respect to those contracts, agreements and leases listed in Schedule 3.3 and Schedule 3.17, together with such additional consents, waivers or assignments, if any, the failure of which to obtain could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each in form and substance reasonably satisfactory to the Surviving Corporation.

(g)           Placer Creek Shareholder Approval.  This Agreement and the Placer Creek Merger shall have been duly adopted and approved by the requisite vote of Placer Creek's shareholders in accordance with applicable law and Placer Creek's articles of incorporation and bylaws.

(h)             Digi Outdoor Shareholder Approval.  This Agreement and the Digi Outdoor Merger shall have been duly adopted and approved by the requisite vote of Digi Outdoor's shareholders in accordance with applicable law and Digi Outdoor's articles of incorporation and bylaws.

(i)           No Material Adverse Effect.  There shall not have occurred after the date hereof any fact, development, event or circumstance that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the business, assets or operations of Placer Creek and/or Digi Outdoor.

(j)           Closing Documents.  The Surviving Corporation shall have received the following agreements and documents, each of which shall be in full force and effect:

(i) a certificate executed on behalf of Placer Creek and its shareholders, dated as of the date of Closing and signed by an executive officer of Placer Creek and each shareholder, certifying that such shareholder is the sole owner of the shares of common stock of Placer Creek listed opposite his/her name on Section 2.5(a) of the Disclosure Schedule, free and clear of any Liens or other encumbrances, and that such shareholder has good and marketable title to such stock;

(ii) a certificate executed on behalf of Digi Outdoor and its shareholders, dated as of the date of Closing and signed by an executive officer of Digi Outdoor and each shareholder, certifying that such shareholder is the sole owner of the shares of common stock of Digi Outdoor listed opposite his/her name on Section 3.5(a) of the Disclosure Schedule, free and clear of any Liens or other encumbrances, and that such shareholder has good and marketable title to such stock;

(iii)           certificates from appropriate authorities as to the good standing of, and payment of all required fees by Placer Creek and each subsidiary in its jurisdiction of organization and each jurisdiction in which it is qualified to do business as a foreign entity, as of a recent date prior to Closing; and

(iv)           certificates from appropriate authorities as to the good standing of, and payment of all required fees by Digi Outdoor and each subsidiary in its jurisdiction of organization and each jurisdiction in which it is qualified to do business as a foreign entity, as of a recent date prior to Closing.

ARTICLE VI
CERTAIN COVENANTS AND AGREEMENTS

Section 6.1 Actions of Placer Creek Pending Closing.

  Except as expressly provided in this Agreement or otherwise agreed to in writing by the Surviving Corporation, from the date hereof until the Closing Date, Placer Creek shall conduct its business and operations only in the ordinary course and in substantially the same manner as heretofore conducted.  From the date hereof through the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, Placer Creek shall use its commercially reasonable efforts to: (i) preserve its business organization intact; (ii) retain its present officers and key employees; (iii) preserve the goodwill of and relationships with customers, suppliers and all other persons having business relationships with Placer Creek; (iv) pay its obligations to its creditors in the ordinary course of business; (v) maintain its assets in good operating condition; (vi) maintain all insurance policies in full force and effect; (vii) maintain its books and records on a basis consistent with prior practice; (viii) perform and comply with its obligations under all Material Contracts; and (ix) furnish to the Surviving Corporation copies of any financial statements or reports concerning the operation of the business, as and when such financial statements or reports are delivered to the Board of Directors or any shareholder.  Without limiting the generality of the foregoing, except as expressly provided in this Agreement or otherwise agreed to in writing by the Surviving Corporation, prior to the Closing Date, Placer Creek shall not directly or indirectly do any of the following:

(a) amend or otherwise change the articles of incorporation or bylaws or similar organizational documents of Placer Creek;

(b) issue or authorize or propose the issuance of, sell, pledge or dispose of, grant or otherwise create, or agree to issue or authorize or propose the issuance, sale, pledge, disposition, grant or creation of any additional shares of, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of, its capital stock, other equity interests or any debt or equity securities convertible into or exchangeable for such capital stock or other equity interests;

(c) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any shares of its capital stock or other equity interests, other than pursuant to existing contractual agreements with departed employees;

(d) enter into, amend or terminate any Material Contract other than in the ordinary course of business; enter into any lease for real property; or authorize any new capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $50,000;

(e) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests, or reclassify, recapitalize, split, combine or exchange any of its shares of capital stock or other equity interests;

(f) incur or become contingently liable with respect to any indebtedness for borrowed money or capital lease obligations or guarantee any such indebtedness or issue any debt securities;

(g) mortgage or otherwise encumber, or sell, transfer or otherwise dispose of, any of its properties or assets, other than sales, transfers and dispositions in the ordinary course of business and consistent with past practice;

(h) waive, release, assign, settle or compromise any material rights, claims or litigation, other than settlement of any litigation listed in Section 2.12 of the Disclosure Schedule if such settlement involves only the payment of money that does not exceed the amount reserved therefor as reflected in Placer Creek’s Financial Statements;

(i) authorize any of, or commit or agree to take any of, the foregoing actions or any action which would reasonably be expected to make any of the representations or warranties of Placer Creek or Silver Verde contained in this Agreement untrue or incorrect in any material respect or prevent Placer Creek from performing its covenants under this Agreement in any material respect.

Section 6.2 Actions of Digi Outdoor Pending Closing.

  Except as expressly provided in this Agreement or otherwise agreed to in writing by the Surviving Corporation, from the date hereof until the Closing Date, Digi Outdoor shall, and shall cause each subsidiary to conduct its business and operations only in the ordinary course and in substantially the same manner as heretofore conducted.  From the date hereof through the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, Digi Outdoor shall use its commercially reasonable efforts to, and shall cause it subsidiaries to use their respective commercially reasonable efforts to: (i) preserve its business organization intact; (ii) retain its present officers and key employees; (iii) preserve the goodwill of and relationships with customers, suppliers and all other persons having business relationships with Digi Outdoor or any subsidiary; (iv) pay its obligations to its creditors in the ordinary course of business; (v) maintain its assets in good operating condition; (vi) maintain all insurance policies in full force and effect; (vii) maintain its books and records on a basis consistent with prior practice; (viii) perform and comply with its obligations under all Material Contracts; and (ix) furnish to the Surviving Corporation copies of any financial statements or reports concerning the operation of the business, as and when such financial statements or reports are delivered to the Board of Directors or any shareholder.  Without limiting the generality of the foregoing, except as expressly provided in this Agreement or otherwise agreed to in writing by the Surviving Corporation, prior to the Closing Date, Digi Outdoor shall not, and shall cause its subsidiaries not to, directly or indirectly do any of the following:

(a) amend or otherwise change the articles of incorporation or bylaws or similar organizational documents of Digi Outdoor or any subsidiary;

(b) issue or authorize or propose the issuance of, sell, pledge or dispose of, grant or otherwise create, or agree to issue or authorize or propose the issuance, sale, pledge, disposition, grant or creation of any additional shares of, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of, its capital stock, other equity interests or any debt or equity securities convertible into or exchangeable for such capital stock or other equity interests;

(c) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, any shares of its capital stock or other equity interests, other than pursuant to existing contractual agreements with departed employees;

(d) enter into, amend or terminate any Material Contract other than in the ordinary course of business; enter into any lease for real property; or authorize any new capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $50,000;

(e) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests, or reclassify, recapitalize, split, combine or exchange any of its shares of capital stock or other equity interests;

(f) incur or become contingently liable with respect to any indebtedness for borrowed money or capital lease obligations or guarantee any such indebtedness or issue any debt securities;

(g) mortgage or otherwise encumber, or sell, transfer or otherwise dispose of, any of its properties or assets, other than sales, transfers and dispositions in the ordinary course of business and consistent with past practice;

(h) waive, release, assign, settle or compromise any material rights, claims or litigation, other than settlement of any litigation listed in Section 3.12 of the Disclosure Schedule if such settlement involves only the payment of money that does not exceed the amount reserved therefor as reflected in Digi Outdoor’s Financial Statements;

(i) authorize any of, or commit or agree to take any of, the foregoing actions or any action which would reasonably be expected to make any of the representations or warranties of Digi Outdoor or MacCord contained in this Agreement untrue or incorrect in any material respect or prevent Digi Outdoor from performing its covenants under this Agreement in any material respect.

Section 6.3                     Efforts and Consents.

  Prior to the Closing, upon the terms and subject to the conditions of this Agreement, all parties hereto shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Mergers as promptly as practicable including, but not limited to:  the preparation and filing of all forms, registrations and notices required to be filed to consummate the Mergers and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party.  In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any entity or other Person required to be obtained prior to Closing.

Section 6.4                     Access to Records.

  Prior to the Closing Date, each of Placer Creek, Digi Outdoor, and the Surviving Corporation shall be entitled, through its employees and representatives, to make such investigation of the assets, properties, business and operations of the other parties, and such examination of the books, records and financial condition of the other parties as such reviewing party may reasonably request.  Any such investigation and examination shall be conducted at reasonable times after providing reasonable prior notice and under reasonable circumstances, and the party receiving such request shall cooperate reasonably therewith.  In order that each reviewing party may have the opportunity to make such business, accounting and legal review, examination or investigation as it reasonably requests of the business and affairs of the other parties, each party shall furnish the representatives of the investigating or examining party, during such period, with such information and copies of such documents as such representatives may reasonably request, shall make available its officers and employees as such representatives may reasonably request, and shall cause its officers and employees to, and use reasonable efforts to cause its consultants, agents, accountants and attorneys to, cooperate fully with such representatives in connection with such review and examination.

Section 6.5                      Notification of Certain Matters.
  Placer Creek and Digi Outdoor on the one hand, and the Surviving Corporation on the other, shall give prompt notice to the other if any of the following occurs after the date of this Agreement: (i) any notice of, or other communication relating to, a breach, default, or event which with notice or lapse of time or both could become a breach or default, under any Material Contract; (ii) receipt of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with either the Placer Creek Merger or the Digi Outdoor Merger, other than a consent disclosed pursuant to Section 2.3 or Section 3.3 of the Disclosure Schedule; (iii) receipt of any notice or other communication from any governmental authority in connection with either of the Mergers; (iv) the occurrence or non-occurrence of any fact or event which could reasonably be expected to cause any covenant, condition or agreement hereunder not to be complied with or satisfied or any representation or warranty to be breached; and (v) the commencement or threat of any government investigation or material litigation involving or affecting Placer Creek, Digi Outdoor, any subsidiary, or any of their properties or assets.  The delivery of any notice pursuant to this Section 6.5 or otherwise shall not be deemed to cure any breach of any representation, warranty, or covenant, or limit or affect the remedies of the party receiving the notice.

Section 6.6                     Satisfaction of Conditions Precedent.

  During the term of this Agreement, all of the parties hereto will use commercially reasonable efforts to satisfy (or cause to be satisfied) all the conditions precedent to their respective obligations.

Section 6.7                     Delivery of Books and Records.

  At the Closing, each of Placer Creek and Digi Outdoor (including any subsidiary thereof), shall deliver to the Surviving Corporation its original articles of incorporation, minute books, stock records and other corporate records.

Section 6.8                     Shareholder Meeting.

  Each of Placer Creek and Digi Outdoor shall, as promptly as practicable following the execution of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its shareholders to approve the terms of this Agreement (each a “Shareholder Meeting”) in accordance with applicable law and its Articles of Incorporation and Bylaws.  Each of Placer Creek and Digi Outdoor shall, through its Board of Directors, recommend to its shareholders approval of this Agreement and the Merger transaction, and shall include such recommendation in the Proxy Statement, if applicable.

ARTICLE VII
INDEMNIFICATION

Section 7.1 Indemnification by Placer Creek.

  Silver Verde, as the majority shareholder of Placer Creek, agrees to protect, defend, indemnify, and hold harmless in the manner and subject to the limitations and qualifications set forth in this Article VII, the Surviving Corporation and its directors, officers, employees, agents, representatives, affiliates, successors and assigns (collectively, the “Surviving Corporation Indemnitees”) from and in respect of any and all liabilities, claims, damages, losses, deficiencies, costs and expenses, including reasonable attorneys’ fees, expenses, fines, and penalties (collectively, “Damages”) based upon, arising out of, or otherwise in respect of or which may be incurred by virtue of or result from the inaccuracy in or breach of any representation, warranty, covenant or agreement made by Placer Creek or Silver Verde in this Agreement (including all schedules and exhibits hereto), any transaction document, or in any document or instrument executed by or on behalf of Placer Creek or Silver Verde in connection with the Closing of the Placer Creek Merger or pursuant hereto.  Silver Verde shall have no right to seek contribution from Placer Creek or any subsidiary thereof with respect to all or any part of Silver Verde’s indemnification obligations under this Section 7.1; provided, however, that nothing herein shall prevent or limit Silver Verde’s right to seek contribution from the other shareholders of Placer Creek with respect to any Damages based upon, arising out of, or otherwise in respect of: (a) any taxes imposed on Placer Creek for any period ending on or before the Closing Date (or for the portion of any period up through the Closing Date to the extent a period does not close on such date); or (b) any matter referenced in Section 2.12 of the Disclosure Schedule.

Section 7.2 Indemnification by Digi Outdoor.

  Donald MacCord, as the owner of a significant percentage of the membership units of Digi Holdings LLC (which is the ultimate parent of Digi Outdoor), agrees to protect, defend, indemnify, and hold harmless in the manner and subject to the limitations and qualifications set forth in this Article VII, the Surviving Corporation Indemnitees from and in respect of any and all Damages based upon, arising out of, or otherwise in respect of or which may be incurred by virtue of or result from the inaccuracy in or breach of any representation, warranty, covenant or agreement made by Digi Outdoor or MacCord in this Agreement (including all schedules and exhibits hereto), any transaction document, or in any document or instrument executed by or on behalf of Digi Outdoor or MacCord in connection with the Closing of the Digi Outdoor Merger or pursuant hereto.  MacCord shall have no right to seek contribution from Digi Outdoor or any subsidiary thereof with respect to all or any part of MacCord’s indemnification obligations under this Section 7.2; provided, however, that nothing herein shall prevent or limit MacCord’s right to seek contribution from Digi Outdoor LLC and/or the other members of Digi Holdings LLC, as applicable, with respect to any Damages based upon, arising out of, or otherwise in respect of: (a) any taxes imposed on Digi Outdoor for any period ending on or before the Closing Date (or for the portion of any period up through the Closing Date to the extent a period does not close on such date); or (b) any matter referenced in Section 3.12 of the Disclosure Schedule.

Section 7.3                      Indemnification by the Surviving Corporation.
  The Surviving Corporation agrees to protect, defend, indemnify, and hold harmless in the manner and subject to the limitations and qualifications set forth in this Article VII, each of the shareholders, representatives, affiliates, successors and assigns of Placer Creek and Digi Outdoor, as applicable (the “Placer Creek Indemnitees” or the “Digi Outdoor Indemnitees”, as applicable), from and in respect of any and all Damages based upon, arising out of, or otherwise in respect of or which may be incurred by virtue of or result from the inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Surviving Corporation in this Agreement (including all schedules and exhibits hereto), any transaction document, or in any document or instrument executed by or on behalf of the Surviving Corporation in connection with the Closing of the Placer Creek Merger or the Digi Outdoor Merger or pursuant thereto.

Section 7.4                     Survival.

  All representations and warranties of the parties contained in this Agreement shall: (i) subject to the limitations set forth in this Section 7.4, survive the Closing and not be affected by any investigation made by or on behalf of any party hereto or any knowledge acquired or capable of being acquired by any party hereto regarding the accuracy or inaccuracy of any representation or warranty or compliance with or breach of any covenant or agreement; and (ii) be deemed to be made as of the date hereof and as of the Closing Date, except to the extent any representation and warranty is made as of a specific date, in which case it shall be deemed to be made as of that specific date.  The representations and warranties contained in or made pursuant to this Agreement or any transaction document, and the indemnity obligations set forth in this Article VII shall terminate on, and no claim or action for Damages based solely thereon may be initiated after the second anniversary of the Closing Date; provided, however, that the representations and warranties under Sections 2.1 and 3.1 (Corporate Existence and Power), Sections 2.2 and 3.2 (Corporate Authorization; Binding Effect; Vote Required; Board Authorization), Sections 2.5 and 3.5 (Capitalization), Section 4.1 (Corporate Existence and Power), and Section 4.2 (Corporate Authorization; Binding Effect), and the related indemnity obligations under Sections 7.1, 7.2 and 7.3 shall survive indefinitely; and provided further, that the indemnity obligations with respect to any representation or warranty regarding taxes under Sections 2.16 and 3.16 shall survive until expiration of the applicable statute of limitations.  Except as otherwise expressly provided herein, the covenants and agreements contained in this Agreement shall survive the execution and delivery hereof and the consummation of the Mergers indefinitely.  Notwithstanding any other provision of this Agreement, if any claim for Damages is asserted by any Indemnitee prior to the termination of the representation, warranty or indemnification obligation, the obligations of the party or parties providing indemnity therefor (each, an “Indemnifying Party”) shall continue with respect to such claim until the resolution and satisfaction thereof even if not finally resolved until after such termination.

Section 7.5                     Notice of Indemnification Claims.

(a) Notice of Claims.  Promptly after an Indemnitee becomes aware of: (i) any facts or events that could give rise to indemnification by any Indemnifying Party hereunder, (ii) a claim made by a third party against such Indemnitee, or (iii) facts or circumstances establishing that an Indemnitee has experienced or incurred Damages subject to indemnification under this Article VII, the Indemnitee shall give to the Indemnifying Party or Parties prompt written notice thereof (in each case, an “Indemnification Notice”).  The failure to give notice pursuant to this Section 7.5 or any other similar notice provision of this Agreement shall not affect or limit the Indemnifying Party’s obligations hereunder except, and then only to the extent that, the delay in giving, or failure to give, the notice has actually and materially prejudiced the Indemnifying Party’s ability to defend against the claim.  To the extent practicable under the circumstances taking into account the information readily available to the Indemnitee at such time, the Indemnification Notice will describe with reasonable specificity: (A) the nature of and the basis for the indemnification claim, including any relevant supporting documentation, and (B) an estimate of all Damages associated therewith.

(b) Procedure in Event of Indemnification Claim.  Subject to the limitations in Section 7.4 hereof, if an Indemnitee desires to assert an indemnification claim pursuant to Section 7.1, Section 7.2 or Section 7.3, the Indemnitee promptly shall provide an Indemnification Notice to the Indemnifying Party or Parties in accordance with the procedures set forth in Section 7.5(a) hereof.  If an Indemnifying Party does not object within thirty (30) days after receipt of the Indemnification Notice to the propriety of the indemnification claims described as being subject to indemnification pursuant to Section 7.1, Section 7.2 or Section 7.3 or the amount of Damages asserted in the Indemnification Notice, the indemnification claims described and, if applicable, the amount of Damages asserted, in the Indemnification Notice shall be deemed final and binding upon that Indemnifying Party (the “Permitted Indemnification Claims”).  If any Indemnifying Party contests the propriety of an indemnification claim described in the Indemnification Notice or the amount of Damages associated with such claim, then that Indemnifying Party shall deliver to the Indemnitee a written notice detailing with reasonable specificity all specific objections the Indemnifying Party has with respect to the indemnification claims contained in the Indemnification Notice (“Indemnification Objection Notice”).  If the objecting Indemnifying Party and the Indemnitee are unable to resolve the disputed matters described in the Indemnification Objection Notice within fifteen (15) business days after the date the Indemnitee received the Indemnification Objection Notice, the disputed matters will be subject to the dispute resolution procedures set forth in Section 9.5 hereof.  Any undisputed indemnification claims or Damages contained in the Indemnification Notice shall be deemed to be final and binding upon the Indemnifying Parties and shall constitute a Permitted Indemnification Claim.  If the procedures in Section 9.5 result in all or any portion of an indemnification claim properly being subject to indemnification pursuant to Section 7.1, Section 7.2 or Section 7.3, such claim or portion thereof shall be final and binding upon the Indemnifying Parties and shall constitute a Permitted Indemnification Claim.

(c) Defense of Third Party Claims.  After receipt of an Indemnification Notice in respect of a claim brought by a third party, the Indemnifying Party or Parties shall have the right to assume the defense (at the Indemnifying Party or Parties’ sole cost and expense) of any such claim through counsel of the Indemnifying Party’s or Parties’ own choosing by so notifying the Indemnified Party in writing within thirty (30) days of receipt of such Indemnification Notice; provided, however, that any such counsel shall be reasonably satisfactory to the Indemnitee.  Each Indemnitee shall have the right to employ separate counsel in such claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless: (i) the Indemnifying Party has agreed to pay such expenses; (ii) the Indemnifying Party has failed promptly to assume the defense and employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such claim (including any impleaded parties) include any Indemnitee and the Indemnifying Party (or an affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that either (x) there are one or more material legal defenses available to it which are different from or in addition to those available to the Indemnifying Party or such affiliate or (y) a conflict of interest exists if such counsel represents such Indemnitee and the Indemnifying Party or its affiliate; provided, that, if such Indemnitee notifies the Indemnifying Party in writing that it elects to employ separate counsel in the circumstances described in clause (i), (ii) or (iii) above, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party.  Without the consent of the Indemnitees, the Indemnifying Parties shall not consent to, and the Indemnitees shall not be required to agree to, the entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff to each Indemnitee that is the subject of such third-party claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of an Indemnitee, and (iii) in the case of any claim regarding taxes, such judgment or settlement does not and will not, in the reasonable determination of the Surviving Corporation, give rise or result in an increase in any tax liability of the Surviving Corporation.  If an Indemnification Notice is given to an Indemnifying Party and the Indemnifying Party does not, within thirty (30) days after the Indemnitee’s notice is given, give notice to the Indemnitee of its election to assume the defense of such claim, the Indemnifying Party will be bound by any determination made in such claim or any compromise or settlement effected by the Indemnitee.  The Indemnitee and the Indemnifying Party will make available to each other and their attorneys and representatives at all reasonable times, all books and records relating to such claim and will render to each other such assistance as may reasonably be requested to ensure proper and adequate defense of any such claim.

Section 7.6                     Determination of Damages.

           Damages with respect to any Permitted Indemnification Claim shall be determined without regard to any materiality qualification set forth in any representation, warranty or covenant.  The Indemnifying Party or Parties shall pay to the Indemnitee the entire amount of all Damages associated with any Permitted Indemnification Claim within five (5) business days after such claim is determined to be a Permitted Indemnification Claim pursuant to Section 7.5 above, subject to the limitations in this Article VII.

Section 7.7                     Exclusive Remedy.

  Except as expressly provided in this Agreement, the indemnification provided in this Article VII shall be the sole and exclusive remedy after the Closing Date for damages available to the parties to this Agreement for breach of any of the representations, warranties, covenants or agreements contained herein; provided, however, that this exclusive remedy for damages does not preclude a party from (i) bringing an action for specific performance or other equitable relief, or (ii) pursuing remedies under applicable law for fraud or intentional misrepresentation.

ARTICLE VIII
TERMINATION

Section 8.1 Termination of Agreement.

  This Agreement may be terminated at any time prior to the Closing as follows and in no other manner:

(a) By the mutual consent in writing of the Surviving Corporation, Placer Creek and Digi Outdoor; or

(b) By either the Surviving Corporation, Placer Creek, or Digi Outdoor, by written notice to the other parties if, for any reason, the Closing has not occurred prior to the close of business on or prior to the later of (i) March 31, 2014, or (ii) sixty (60) days following the date this Agreement is executed by the parties; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party if that party (or any of its shareholders) is responsible for the delay; or

(c) By the Surviving Corporation by written notice to Placer Creek and Digi Outdoor if any event occurs which would render impossible the satisfaction of one or more conditions to the Surviving Corporation’s obligations to consummate the Mergers as set forth in Section 5.1 or 5.4; or

(d) By Placer Creek by written notice to the Surviving Corporation and Digi Outdoor if any event which occurs would render impossible the satisfaction of one or more conditions to the obligations of Placer Creek to consummate the Placer Creek Merger as set forth in Section 5.1 or 5.2; or

(e) By Digi Outdoor by written notice to the Surviving Corporation and Placer Creek if any event which occurs would render impossible the satisfaction of one or more conditions to the obligations of Digi Outdoor to consummate the Digi Outdoor Merger as set forth in Section 5.1 or 5.3; or

(f) By either Placer Creek or Digi Outdoor by written notice to the Surviving Corporation if the Surviving Corporation has breached any representation, warranty, covenant or agreement contained in this Agreement in any material respect, which breach has not been cured on or prior to thirty (30) days following delivery of written notice of such breach by Placer Creek or Digi Outdoor, as applicable, to the Surviving Corporation; or

(g) By the Surviving Corporation by written notice to Placer Creek and Digi Outdoor if either Placer Creek or Digi Outdoor has breached, in any material respect, any representation, warranty, covenant or agreement contained in this Agreement, which breach has not been cured on or prior to thirty (30) days following delivery of written notice of such breach by the Surviving Corporation to Placer Creek and Digi Outdoor.

Section 8.2 Effect of Termination.

  If this Agreement is terminated pursuant to Section 8.1, then (i) this Agreement shall forthwith become void and have no further force or effect, and (ii) the parties shall have no further liability under this Agreement; provided, that if this Agreement is terminated by a party because of breach of this Agreement by one or more of the other parties or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of any other party’s failure to comply with its obligations hereunder, the terminating party’s right to pursue all legal remedies and the other party’s liability in respect thereof shall survive such termination unimpaired.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.1 Amendment and Modifications.

  This Agreement may be amended, modified and supplemented only by a written agreement between the Surviving Corporation, Placer Creek, and Digi Outdoor, which agreement states that it is intended to be a modification of this Agreement.

Section 9.2 Waiver of Compliance.

  Any failure of Placer Creek, MacCord, Digi Outdoor, or Silver Verde to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived in writing by the Surviving Corporation, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Any failure of the Surviving Corporation to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived in writing by Placer Creek or Digi Outdoor, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure, and the waiver of any condition to Closing related to a breach of any party’s representation, warranty, or covenant shall not relieve the party of any liability therefor.

Section 9.3 Expenses.

  The parties agree that all fees and expenses incurred by them in connection with this Agreement and the Mergers contemplated hereby shall be borne by the party incurring such fees and expenses, including, without limitation, all fees of counsel and accountants.

Section 9.4 Rights and Remedies.

  To the maximum extent permitted by law, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable law.  No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

Section 9.5 Dispute Resolution.

(a) Negotiated Resolution.  Except to the extent a different procedure is expressly provided for herein, if any dispute arises: (i) out of or relating to this Agreement, any transaction document, or any alleged breach hereof or thereof; or (ii) with respect to any of the Mergers (each a “Dispute”), the party desiring to resolve such Dispute shall deliver a written notice describing such Dispute with reasonable specificity to the other parties (“Dispute Notice”).  If any party delivers a Dispute Notice pursuant to this Section 9.5, the parties involved in the Dispute shall meet at least twice within the thirty (30) day period commencing with the date of the Dispute Notice and in good faith shall attempt to resolve such Dispute.  Meetings and discussions pursuant to this Section 9.5(a) are not required to be in person.

(b) Mediation; Arbitration.  Except to the extent a different procedure is expressly provided for herein, if the Dispute is not resolved pursuant to Section 9.5(a) above, the Dispute shall be settled by final and binding arbitration in the City of Seattle, State of Washington, under the then effective Comprehensive Arbitration Rules and Procedures of JAMS at the request of any party to the Dispute.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction.  The award rendered by the arbitrator shall be final and binding on the parties.  The arbitrator shall have the authority to award any remedy or relief that a court in the State of Washington could order or grant, including specific performance of any obligation created under this Agreement, the issuance of an injunction or other provisional relief, or the imposition of sanctions for abuse or frustration of the arbitration process.  The arbitrator shall apply the law of the State of Washington in deciding the merits of any Dispute.  The arbitrator shall provide a written and reasoned explanation for any award rendered in the arbitration.  By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award.

(c) Costs and Fees.  The prevailing party (as determined by the arbitrator or other trier of fact) in any Dispute resolved under Section 9.5(b) shall be entitled to be indemnified and held harmless by the other party thereto for all costs incurred in the arbitration or litigation, including but not limited to the cost of the record or transcripts thereof, arbitration or court fees, reasonable attorneys’ and expert witnesses’ costs and fees, and all other costs and fees incurred therein.

Section 9.6 Notices.

  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be delivered by hand, sent by facsimile (with confirmed receipt), mailed, certified or registered mail with postage prepaid, or sent by reputable overnight courier to the parties at the address set forth below or to such other address as may be furnished in writing to the other parties hereto.  All such notices and communications shall be deemed to have been duly given three (3) business days after being deposited in the mail, postage prepaid, if mailed; one (1) business day after being sent by reputable overnight courier; and one (1) business day after confirmed receipt, if sent by facsimile.

If to Placer Creek                                                      Placer Creek Mining Company
and Silver Verde:                                                      602 Cedar Street #205
Wallace, Idaho 83873
Attention:  Michael Lavigne
Phone No.:
Fax No.:

With a copy to:                                                      James F. Biagi, Jr.
Fifth Avenue Law Group, PLLC
701 5th Avenue, Suite 2800
Seattle, WA  98104
Phone No.:  (206) 587-5700
Fax No.:  (206) 587-5710

If to Digi Outdoor Media, Inc.                                                      Digi Outdoor Media, Inc.
and Donald MacCord:                                                                35332 S.E. Center Street
Snoqualmie, WA 91365
Attention:  Don MacCord, CEO
Phone No.:
Fax No.:

With a copy to:                                                      Timothy Orr
Law Office of Timothy S. Orr, PLLC
4328 West Hiawatha Drive, Suite 101
Spokane, WA 99208
Phone No.:  (509) 462-2926
Fax No.:  (509) 769-0303

If to Placer Creek
of Nevada, Inc.:                                                      Placer Creek of Nevada, Inc.
602 Cedar Street, #205
Wallace, Idaho  83873
Attention:  Michael Lavigne
Phone No.:
Fax No.:

or to such other person(s) or address(es) as any party shall designate by furnishing written notice to the other parties.

Section 9.7 Assignment.

  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, that, the Surviving Corporation may assign this Agreement to any affiliate of the Surviving Corporation, provided that such assignment shall not relieve the Surviving Corporation of liability hereunder.

Section 9.8 Publicity.

  Each of the Surviving Corporation, Placer Creek, and Digi Outdoor shall not make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the Mergers contemplated hereby for dissemination to the general public without the prior consent of the other parties, and no such announcement or written statement shall disclose the terms of this Agreement.  This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency, except that the party required to make such announcement, whenever practicable, shall consult with the other parties concerning the timing and content of such announcement before such announcement is made.

Section 9.9 Governing Law.

  This Agreement and the legal relationship among the parties hereto shall be governed by, construed and interpreted under and in accordance with the laws of the State of Washington, without giving effect to its conflict of law principles for the purpose of applying the laws of another jurisdiction.

Section 9.10 Counterparts.

  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signature by facsimile or electronically shall be sufficient to evidence a party’s intention to be bound hereby.

Section 9.11 Headings.

  The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

Section 9.12 Entire Agreement.

  This Agreement, including the exhibits and schedules hereto, the Disclosure Schedule, and the other documents and certificates delivered pursuant to the terms hereof, set forth the final, complete and exclusive agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

Section 9.13 Further Assurances.

  Each of the parties hereto agrees that from time to time, at the request of any of the other parties hereto and without further consideration, it will execute and deliver such other documents and take such other action as such other party may reasonably request in order to consummate more effectively the Mergers contemplated hereby.  The parties shall cooperate with each other in such actions and in securing requisite approvals.  Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as any other party reasonably may request to consummate or implement the Mergers contemplated hereby or to evidence such events or matters.

Section 9.14 Representation by Counsel; Interpretation.

  The Surviving Corporation, Placer Creek, and Digi Outdoor each acknowledge that it has been represented by counsel in connection with this Agreement and the Mergers.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and any such right is expressly waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Surviving Corporation, Placer Creek, and Digi Outdoor.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Consolidated Merger Agreement to be duly executed as of the day and year first above written.

Placer Creek Mining Company

By:	/s/ Michael Lavigne
Michael Lavigne
President

Silver Verde May Mining Company

By:	/s/ Michael Lavigne
Michael Lavigne
President

Digi Outdoor Media, Inc.

By:	/s/ Donald MacCord
Donald MacCord
CEO

By:	/s/ Donald MacCord
Donald MacCord, individually

Placer Creek of Nevada, Inc.

By:	/s/ Michael Lavigne
Michael Lavigne
President

Schedules and Exhibits

Placer Creek Mining Company Disclosure Schedules
Digi Outdoor Media, Inc. Disclosure Schedules

PLACER CREEK MINING COMPANY’S DISCLOSURE SCHEDULE
TO CONSOLIDATED MERGER AGREEMENT

This Disclosure Schedule relates to certain matters concerning the disclosures required by and the transactions contemplated by that certain Consolidated Merger Agreement dated March 20, 2014 (the “Merger Agreement”), by and between Placer Creek Mining Company (“Placer Creek”), Placer Creek of Nevada, Inc. (the “Surviving Corporation”), Digi Outdoor Media, Inc. (“Digi Outdoor”), Silver Verde May Mining Company (“Silver Verde”), and Donald MacCord (“MacCord”).  All capitalized terms used herein and not defined herein are used as defined in the Merger Agreement.

Any disclosure made in any section of this Disclosure Schedule is deemed to be given only with respect to the section in which it appears and any other section expressly cross-referenced therein.

The inclusion of any item in this Disclosure Schedule that relates to a disclosure item at a threshold less than the provisions in a representation or warranty, or that is otherwise disclosed more comprehensively than is necessary to comply with the minimum requirements of a representation and warranty, shall not be deemed to expand the scope of required disclosure.

To the extent that this Disclosure Schedule contains exceptions to the representations and warranties set forth in the Merger Agreement, their inclusion in this Disclosure Schedule shall not be deemed an admission by Placer Creek or Silver Verde that such item is material to the business, affairs, prospects, operations, properties, assets or condition of Placer Creek.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.1 – Names of Directors and Officers

Michael Lavigne – Director and President

Dale Rasmussen – Director and Secretary

Dale Lavigne – Director

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.3 – Governmental Authorization and Consents

None.
PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.4 – Third Party Consents

None.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.5(a) – Shareholder List

Attached.

There are a total of 19,929,798 shares of Placer Creek common stock issued and outstanding.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.5(b) – List of Subsidiaries

Placer Creek has three subsidiaries -- namely, Evolution Mining Company, Placer Creek Asset Management, Inc., and Placer Creek of Nevada, Inc.

(1)           Evolution Mining Company (“Evolution”) is an Idaho corporation.  The authorized capital stock of Evolution consists of 10,000,000 shares of common stock, of which 9,821,873 shares are issued and outstanding.  Placer Creek owns 8,747,773 shares of Evolution, representing approximately 89% of the issued and outstanding shares.

Prior to the Effective Date of the Placer Creek Merger, Placer Creek will divest itself of its ownership of Evolution, and Evolution Mining Company will not be part of the assets of the Surviving Corporation following the Placer Creek Merger.

(2)           Placer Creek Asset Management, Inc. (“PCAM”) is a newly formed Nevada corporation and is a wholly-owned subsidiary of Placer Creek.  PCAM was formed on December 16, 2013 for the purpose of holding all of the 61 unpatented load mining claims and related assets (collectively, the “Mining Claims”) of Placer Creek.  Prior to the Effective Date of the Placer Creek Merger, all of the Mining Claims of Placer Creek will be transferred and assigned to PCAM, and said Mining Claims will not become part of the assets of the Surviving Corporation following the Placer Creek Merger.

(3)           Placer Creek of Nevada, Inc. is a newly formed Nevada corporation incorporated on January 14, 2014.  The authorized capital stock of Placer Creek of Nevada, Inc. consists of 45,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, none of which have been issued.  Placer Creek of Nevada, Inc. will be the Surviving Corporation of the Placer Creek Merger and the Digi Outdoor Merger.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.6 – Trade Names

None.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.7(a) – Liens

None.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.8(a) – Financial Statements

N/A

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.9 – Material Changes since January 1, 2013

From the period March 26, 2013 through March 1, 2014, Placer Creek issued Promissory Notes totaling $1,773,000 to various lenders as set forth on Exhibit 2.9 to this Disclosure Schedule (collectively, the “Placer Creek Promissory Notes”).  The Placer Creek Promissory Notes bear interest at five percent (5%) per annum, and those issued in 2013 were due on December 31, 2013.  The maturity date of each of the Placer Creek Promissory Notes has been extended to March 31, 2014.
Placer Creek holds a Promissory Note and Pledge Agreement executed by Digi Outdoor Media, Inc. for the total principal amount of $1.35 million (the “Digi Outdoor Note”).  The original Digi Outdoor Note dated September 18, 2013 was for the principal amount of $200,000 and was subsequently amended (i) in October 2013 to increase the principal amount of the Note to $650,000; (ii) in November 2013 to increase the principal amount of the Note to $750,000; (iii) on December 2, 2013 to increase the principal amount to $950,000; (iv) in December 2013 to increase the principal amount to $1,000,000; and (v) at various times in 2014 to increase the principal amount to a total of $1,350,000.  The unpaid principal amount bears interest at ten percent (10%) per annum and the maturity date has been extended to March 31, 2014.  The Digi Outdoor Note recites that the Maker’s payment obligation is secured by a pledge of 76% of the membership units in Digi Holdings LLC held by Donald MacCord (38%), Dale Rasmussen (20%), and Shannon Doyle (18%).  Donald MacCord also has executed a personal guarantee of the Digi Outdoor Note.
Placer Creek also holds a promissory note from its majority shareholder, Silver Verde May Mining Company, in the principal amount of Twenty Thousand Dollars ($20,000), which note was issued on August 28, 2013.  This note bears interest at the rate of five percent (5%) per annum and is due on August 27, 2014.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.10(a) – Material Contracts

Mining Leases – see Schedules 2.17(a) and (b).

Promissory Notes – see Schedule 2.9.

Financial Advisory Agreement between Placer Creek and Frontier Mutual LLC for auditing and consulting services dated January 1, 2013.  The term of this Agreement ended on October 31, 2013 and has not been renewed.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.10(c) – Nonperformance of Material Contracts

None.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.10(d) – Material Outstanding Proposals

None.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.12 – Litigation

None.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.14 – Material Licenses and Permits

None.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.15(a) – Owned Intellectual Property

None.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.15(b) – Licensed Intellectual Property

None.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.15(d) – Infringement Claims

None.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.16(a) – Exceptions to Taxes

None.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.16(b) – State and Local Filing Jurisdictions

State of Idaho.

Shoshone County, Idaho.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.16(c) – Interests in Partnerships

None.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.17(a) – Owned Real Property

Placer Creek holds 61 unpatented load mining claims situated in Shoshone County, Idaho.  These mining claims are currently under lease for future potential exploration.  See Placer Creek’s Disclosure Schedule 2.17(b) for details regarding this lease.

Evolution Mining Company holds 40 unpatented load mining claims situated in Shoshone County, Idaho.  These mining claims are currently under lease on substantially the same terms as the Placer Creek mining claims.  See Placer Creek’s Disclosure Schedule 2.17(b) for details regarding this lease.

Prior to the Effective Date of the Placer Creek Merger, Placer Creek will divest itself of: (i) all of its existing mining claims, and (ii) its ownership of Evolution Mining Company (including all of Evolution’s mining claims).  Accordingly, all of the mining claims set forth in this Schedule 2.17(a) will not be part of the assets of the Surviving Corporation following the Placer Creek Merger.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.17(b) – Real Property Leases

On March 21, 1997, Placer Creek entered into a mining lease with U.S. Silver Corporation (the successor in interest to Silver Valley Resources Corporation) granting the lessee the right to explore for, develop, and market commercial metals or minerals extracted from Placer Creek’s mining properties.  In the event the lessee develops and sells metals or minerals from the leased properties, the lessee is obligated to pay Placer Creek royalties based on net profits.  The lease provides for advance minimum royalty payments of $500 per month during the lease’s 20-year term.  The monthly royalty payments increase by $50 at the end of the first 5-year period and at the end of every subsequent 5-year period throughout the term of the lease.  The advance minimum royalty payments are credited to any net profits royalty due should the leased properties be placed into commercial production.  The lease also calls for an exploration and development work commitment from the lessee of $125,000 for the first 5-year period of the lease’s term, and an additional expenditure of $125,000 for every successive 5-year period thereafter.

On July 1, 1998, Evolution Mining Company entered into a mining lease with U.S. Silver Corporation (the successor in interest to Silver Valley Resources Corporation) on substantially the same terms as the Placer Creek mining lease.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.17(c) – Condemnation Proceedings or Claims

None.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.18(a) – Insurance Policies

None.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.19 – Employees and Consultants

Name	Status (Employee or Independent Contractor)	Title or Position	Base Compensation Amount	Bonus Amount
None

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.24 – Finder’s Fees

None.

PLACER CREEK’S DISCLOSURE SCHEDULE
Schedule 2.25 – Bank Accounts and Powers of Attorney

Bank Accounts:

Name of Bank	Authorized Signers
Wells Fargo (checking), Wallace, ID	Michael Lavigne and Dennis O’Brien
Wells Fargo (savings), Wallace, ID	Michael Lavigne and Dennis O’Brien
Banner Bank (checking),Spokane Valley, WA	Michael Lavigne, Ruby Nee, Wes Sodorff, and Dennis O’Brien
Banner Bank (savings), Spokane Valley, WA	Michael Lavigne, Ruby Nee, Wes Sodorff, and Dennis O’Brien

Powers of Attorney:

None.

DIGI OUTDOOR MEDIA, INC.’S DISCLOSURE SCHEDULE TO CONSOLIDATED MERGER AGREEMENT

This Disclosure Schedule relates to certain matters concerning the disclosures required by and the transactions contemplated by that certain Consolidated Merger Agreement dated March 20, 2014 (the “Merger Agreement”), by and between Placer Creek Mining Company (“Placer Creek”), Placer Creek of Nevada, Inc. (the “Surviving Corporation”), Digi Outdoor Media, Inc. (“Digi Outdoor”), Silver Verde May Mining Company (“Silver Verde”), and Donald MacCord (“MacCord”). All capitalized terms used herein and not defined herein are used as defined in the Merger Agreement.

Any disclosure made in any section of this Disclosure Schedule is deemed to be given only with respect to the section in which it appears and any other section expressly cross-referenced therein.

The inclusion of any item in this Disclosure Schedule that relates to a disclosure item at a threshold less than the provisions in a representation or warranty, or that is otherwise disclosed more comprehensively than is necessary to comply with the minimum requirements of a representation and warranty, shall not be deemed to expand the scope of required disclosure.

To the extent that this Disclosure Schedule contains exceptions to the representations and warranties set forth in the Merger Agreement, their inclusion in this Disclosure Schedule shall not be deemed an admission by Digi Outdoor or MacCord that such item is material to the business, affairs, prospects, operations, properties, assets or condition of Digi Outdoor.

DIGI’ OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.1 – Names of Directors and Officers

Donald MacCord  – Director and President

Shannon Doyle– Director and Secretary and Treasurer

Dale Rasmussen– Director and Chairman of Board

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.2 – Governmental Authorization and Consents

None.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.3 – Third Party Consents

None.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.4 – Shareholder List

Attached.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.5 – List of Subsidiaries

Digi Outdoor has no subsidiaries.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.6 – Trade Names

None.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.7 – Liens

None.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.8 – Financial Statements

Attached the draft audited 2012 Financial Statements; the Company’s auditors have indicated the final audited 2012 and 2013 financial statements would be completed the same time; due to all the subsequent events taking place with the Company.  2013 audited financial statements are currently being prepared by the auditor.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.9 – Material Changes since January 1, 2013

Digi Outdoor Media, Inc. (“Digi”) executed a Promissory Note and Pledge Agreement held by Placer Creek for the total principal amount of $1.0 million (the “Digi Outdoor Note”). The original Digi Outdoor Note dated September 18, 2013 was for the principal amount of $200,000 and was subsequently amended (i) in October 2013 to increase the principal amount of the Note to $650,000; (ii) in November 2013 to increase the principal amount of the Note to $750,000; (iii) on December 2, 2013 to increase the principal amount to $950,000; and (iv) in December 2013 to increase the principal amount to $1,000,000; and in January 2014 to increase the principal amount to $1,175,000. The unpaid principal amount bears interest at ten percent (10%) per annum and was originally due on November 29, 2013, [which maturity date has been extended to March 31, 2014][A3]. The Digi Outdoor Note recites that the Maker’s payment obligation is secured by a pledge of 76% of the membership units in Digi Holdings LLC held by Donald MacCord (38%), Dale Rasmussen (20%), and Shannon Doyle (18%). Donald MacCord also has executed a personal guarantee of the Digi Outdoor Note.

Digi Outdoor Media, Inc. has executed Note Purchase Agreements pursuant to a Subordinated Convertible Promissory Note offering of up to $1.0 million dated August 23, 2013 (the “Digi Convertible Notes”). The outstanding and unpaid principal amount is $50,000 as of September 24, 2013, and bear interest at 25% per annum. Any principal and accrued and unpaid interest are due 2 years from the issuance of any Digi Convertible Notes, unless converted into shares of Digi. The conversion rate is the equivalent of 150% of the outstanding principal amount of the Digi Convertible Notes.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.10(a) – Material Contracts

Promissory Notes – see Schedule 3.9.
Leases for Sign Space – see attached “Leases”

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.10(b) – Nonperformance of Material Contracts

None.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.10(c) – Material Outstanding Proposals

See attached Spread Sheet - DOM Tracking 3_17014; details the status of current projects.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.11 – Litigation

None.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.12 – Material Licenses and Permits

Basic fixture/electrical permits needed for each exterior sign.  See attached Permits; available electrical permits for current projects.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.13(a) – Owned Intellectual Property

Website/Domain Names:
 Digioutdoor.com

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.13(b) – Licensed Intellectual Property

None.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.13(c) – Infringement Claims

None.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.14(a) – Exceptions to Taxes

None.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.14(b) – State and Local Filing Jurisdictions

State of Nevada.

[Clark County, Nevada]

Corporate charter and resident agent fees.

District of Columbia.

[City of Washington]

Corporate registration and franchise tax returns.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.14(c) – Interests in Partnerships

None.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.15(a) – Owned Real Property

None

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.15(b) – Real Property Leases

Shared Office Condo
35332 SE Center St Snoqualmie WA 98065
$100.00 per month, month to month

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.15(c) – Condemnation Proceedings or Claims

None.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.16 – Insurance Policies

Liability Insurance: Company is in progress in obtaining liability insurance.

Health Insurance:  Held through Digi Holdings, Inc.—See attached “Health Choices” indicating coverage.

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.17 – Employees and Consultants

Name	Status (Employee or Independent Contractor)	Title or Position	Base Compensation Amount	Bonus
Donald MacCord	Employee	CEO	180,000
Shannon Doyle	Employee	CFO	120,000
Dale Rasmussen	Employee	Chairman of BOD	120,000
Capital Peak Partners	Independent Contractor	Consultant	75,000

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.18 – Finder’s Fees

Spencer Edwards, Inc.
Broker Fees 10% of procured funds

DIGI OUTDOOR’S DISCLOSURE SCHEDULE
Schedule 3.19 – Bank Accounts and Powers of Attorney

Bank Accounts:

Name of Bank	Authorized Signers
Bank of America checking 3962	Shannon Doyle
Bank of America checking 2891	Debit Cards: Donald MacCord, Dale Rasmussen

Powers of Attorney:

None.